                                  SUMMIT BANK


                                       TO


                            KOSZEGI INDUSTRIES, INC.

                                      AND

                            FORWARD INDUSTRIES, INC.



                          $4,500,000.00 REVOLVING LOAN

                      $500,000 EQUIPMENT AVAILABILITY LOAN



                          LOAN AND SECURITY AGREEMENT


                                 APRIL 13, 1998

                                     INDEX
                                     -----
                                                                           PAGE
                                                                           ----
SECTION 1
              DEFINITIONS....................................................1

SECTION 2
              LOANS......................................................... 8

SECTION 3
              COLLATERAL................................................... 14

SECTION 4
              CONDITIONS PRECEDENT......................................... 14

SECTION 5
              REPRESENTATIONS AND WARRANTIES............................... 17

SECTION 6
              COVENANTS BY BORROWER........................................ 20

SECTION 7
              EVENTS OF DEFAULT............................................ 27

SECTION 8
              BANK'S RIGHTS AND REMEDIES................................... 29

SECTION 9
              BORROWER'S RIGHTS AND REMEDIES............................... 32

SECTION 10
              MISCELLANEOUS PROVISIONS..................................... 32

                                       i

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                               TABLE OF EXHIBITS
                               -----------------
                                                                      EXHIBITS
                                                                      --------

$4,500,000 Master Note ..................................................... A

$500,000 Equipment Line of Credit Note.......................................B

Form of Equipment Term Loan..................................................C

Power of Attorney..................................................D-1 and D-2

Assignment of Lease and Landlord's Subordination and Consent...............  E

Trademark Assignment of Security.............................................F


                               TABLE OF SCHEDULES
                               ------------------
                                                                      Schedule
                                                                      --------

Other Names................................................................5.3

Subsidiaries...............................................................5.4

Line of Business...........................................................5.5

Existing Liens.............................................................5.9

Change Name, Merger, Acquisition..........................................5.12

Place of Business.........................................................5.13

Common Stock Options and Warrants.........................................5.16

Certain Accounts..........................................................5.19

Existing Debt.............................................................5.23

Loan or Advances.......................................................6.23(k)

                          LOAN AND SECURITY AGREEMENT


         AGREEMENT entered into this 13th day of April, 1998 among KOSZEGI INDUSTRIES, INC., a corporation of the State of Indiana, having its principal office at 702 S. Chapin Street, South Bend, Indiana 46624, FORWARD INDUSTRIES, INC., a corporation formed under the laws of the State of New York, having an address at 275 Hempstead Turnpike, West Hempstead, New York 11552 and SUMMIT BANK, a state banking organized under the laws of the State of New Jersey, having an office at 750 Walnut Street, Cranford, New Jersey 07016.

                                   SECTION 1

                                  DEFINITIONS

         1.1. As used in this Agreement, the following terms shall have the meanings hereinafter provided (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Account": As such term is defined in paragraph (ii) of the definition of the term "Collateral" in this Subsection 1.1.

         "Account Debtor": The Person obligated under any Account.

         "Advances": (i) With respect to the Revolving Loan, direct borrowings extended by the Bank and Letters of Credit issued by the Bank pursuant to Subsection 2.1 hereof, and (ii) with respect to the Equipment Availability Loan, direct borrowing extended by the Bank pursuant to Subsection 2.2 hereof.

         "Affiliate": As to any Person, any other Person or any group acting in concert in respect of such Person that directly or indirectly, through one or more Persons, is in control of, is controlled by, or is under common control with, such Person.

         "Agreement": The contents hereof and of any and all exhibits and schedules annexed hereto, as may be amended and/or restated from time to time.

         "Annual Operating Income": All income generated by the business operations of the Borrower during the given fiscal year before the payment of taxes and extraordinary losses or gains as result of the sale of assets relating to discontinued operations.

         "Assignment of Intellectual Property": The Trademark Assignment of Security executed and delivered by the Borrower, substantially in the form of Exhibit G annexed hereto, as may be amended and/or restated from time to time.

         "Back-to-Back Letters of Credit": Those letters of credit, in an aggregate amount not to exceed at any one time $500,000, which may be issued by the Bank from time to time, in the Bank's sole discretion, outside the terms of this Agreement, in favor of the Borrower to secure payment of letters of credit issued for the account of customers of the Borrower, which customer's letters of credit shall be issued by a financial institution acceptable to the Bank, advised through the Bank and confirmed by the Bank pursuant to documentation in form and substance satisfactory to the Bank.

         "Bank": Summit Bank, a state bank formed pursuant to the laws of the State of New Jersey.

         "Banks' Rights and Remedies": All of the rights and remedies of the Bank described in Section 8.

         "Base Rate": The Bank's commercial rate from time to time in effect, and the rate of interest charged under this Agreement shall change (but in no event higher than the maximum lawful rate) on each date the Base Rate shall change, without notice to the Borrower. The Base Rate is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank. The Base Rate may be from time to time announced by the Bank, but the failure of the Bank to announce the Base Rate or to give the Borrower notice of changes in the Base Rate shall not relieve the Borrower of its obligation to pay such changed rate.

                  "Borrower": Individually and collectively, Koszegi and Forward. The term Borrower shall be construed such that all terms and conditions set forth in this Agreement and in any of the other Loan Documents shall apply to each Borrower, individually, and to both Borrowers, collectively.

         "Borrower's Rights and Remedies": Any of the rights or remedies described in Section 9.

         "Borrowing Base": As such term is defined in Subsection 2.1(a).

         "Borrowing Base Certificate": A certificate signed by the President or Chief Financial Officer of the Borrower mathematically computing the Borrowing Base, in form and in content satisfactory to the Bank.

         "Business Day": Any day except Saturday or Sunday or other day on which banks in the State of New Jersey are authorized or required by law to close.

         "Capitalized Lease Obligations": Any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Closing Date": The date of execution hereof.

         "Collateral": All -

              (i) inventory of the Borrower, wheresoever located (including inventory in transit), whether now owned or hereafter acquired, including, without limitation, raw materials, work in process, finished goods and materials used or consumed in business and other goods held for sale or lease or furnished or to be furnished under contracts of service (the "Inventory");

              (ii) accounts of the Borrower, whether now existing or hereafter arising, including, without limitation, all accounts receivable and contract rights and any rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, whether or not such rights have been earned by performance (the "Accounts");

              (iii) equipment of the Borrower, wheresoever located, whether now owned or hereafter acquired, including, without limitation, machinery, motor vehicles, trailers, tools, trade, sales and production equipment, furniture, furnishings, fixtures and all other goods used by the Borrower which do not constitute inventory (the "Equipment");

              (iv) instruments (including, without limitation, negotiable instruments and non-negotiable instruments), chattel paper, letters of credit, securities, investment property and documents of title (including, without limitation, bills of lading, dock warrants, dock receipts and warehouse receipts) (the "Instruments"), general intangibles (including, without limitation, income tax refunds, copyrights, licenses, rights, patents, patent rights, franchise rights, distributorship rights, trademarks, trademark rights, service marks, service mark rights, formulae, customer lists and goodwill) (the "Intangibles"), all of the Borrower, whether now owned or existing or hereafter arising or acquired;

              (v) interests of the Borrower in Inventory, wheresoever located, whether now owned or existing or hereafter arising or acquired, as to which an Account, chattel paper, instrument or general intangible has arisen;

              (vi) as to all of the foregoing (i) through (v) inclusive, cash proceeds, non-cash proceeds and products thereof, payments under insurance policies (whether or not the Bank is the loss payee thereof), additions and accessions thereto, replacements and substitutions therefor, rent proceeds arising out of rental or lease agreements and all related books, records, journals, computer print-outs and data, of the Borrower; and

              (vii) all other collateral security described in Section 3.

         "Collections": All payments or collections received by the Bank in available funds, which payments shall be subject to a two (2) Business Day clearance period as more fully described in Subsection 2.1 (i) and (k).

         "Controlled Group": As such term is defined in the Internal Revenue Code of 1986, as amended from time to time.

         "Debt": At any date, without duplication, (i) all obligations of the Borrower for borrowed money (not including customer deposits held by the Borrower), (ii) all obligations of the Borrower evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Borrower to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of the Borrower as lessee under Capital Lease Obligations, (v) all Debt of others secured by a Lien on any asset of the Borrower, whether or not such Debt is assumed by the Borrower, (vi) all Debt of others guaranteed by the Borrower,
(vii) all indebtedness and other obligations arising under acceptance facilities and the face amount of all letters of credit issued for the account of the Borrower and, without duplication, all drafts drawn thereunder, (viii) all indebtedness and other obligations arising under interest rate swap arrangements, interest rate cap agreements and other interest rate hedging arrangements and (ix) any withdrawal or other liability incurred under ERISA by the Borrower (or the Borrower and its Affiliates) to a multi-employer plan.

         "Default": An event or condition which with the passage of time or the giving of notice or both would constitute an Event of Default.

         "Default Rate": The lesser of (i) the interest rate per annum equal to five percent (5%) plus the highest interest rate normally accruing with respect to any Loan, computed daily, for the actual number of days elapsed as if each full calendar year consisted of three hundred sixty (360) days; or (ii) the highest rate permitted by law.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Equipment": As such term is defined in paragraph (iii) of the definition of the term "Collateral" in this Subsection 1.1.

         "Equipment Availability Loan": The credit facility described in Subsection 2.2.

         "Equipment Line of Credit Note": The Equipment Line of Credit Note described in Subsection 2.2(g) and any promissory notes in renewal thereof or substitution or replacement therefor.

         "Equipment Term Loan": Any term loan made under the Equipment Availability Loan as evidenced by a Equipment Term Note in accordance with Subsection 2.2(b).

         "Equipment Term Note": Each Equipment Term Note described in Subsection 2.2(b) and any promissory notes in renewal thereof or substitution or replacement therefor.

         "Event of Default": Any one of the occurrences described in Section 7.

         "Forward": Forward Industries, Inc., a corporation organized under the laws of the State of New York.

         "GAAP": Generally accepted accounting principles applied on a consistent basis. Except as specifically set forth herein to the contrary, the terms "Debt", "Tangible Net Worth" and "Capitalized Lease Obligation," as well as any other accounting term capitalized and/or used in this Agreement which are not specifically defined shall have the meanings customarily given thereto in accordance with GAAP.

         "Instruments": As such term is defined in paragraph (iv) of the definition of the term "Collateral" in this Subsection 1.1.

         "Intangibles": As such term is defined in paragraph (iv) of the definition of the term "Collateral" in this Subsection 1.1.

         "Internal Revenue Code": The Internal Revenue Code of 1986, as amended.

         "Inventory": As such term is defined in paragraph (i) of the definition of the term "Collateral" in this Subsection 1.1.

         "Koszegi": Koszegi Industries, Inc., a corporation organized under the laws of the State of Indiana.

         "Landlord's Agreement": Each Assignment of Lease and Landlord's Waivers and Consent executed by the Borrower and by each landlord with respect to each location leased by the Borrower, substantially in the form of Exhibit E annexed hereto or otherwise in form and substance satisfactory to the Bank.

         "Letter of Credit": Each documentary letter of credit issued by the Bank on behalf of the Borrower pursuant to Subsection 2.1(m) hereof, which Letter of Credit shall be in form and substance reasonably acceptable to the Bank.

         "Letter of Credit Documentation": Any applications, reimbursement agreements, security agreements, certificates, resolutions and/or other documentation as executed and delivered in connection with the issuance of any Letter of Credit, in form and substance satisfactory to the Bank.

         "Lien": Any mortgage, lien, judicial lien, encumbrance, security interest, charge, pledge, hypothecation, assignment, conditional sale or other title retention agreement, and the like, relating to any real or personal property interest of the Borrower, whether legal or equitable.

         "Loans": The Revolving Loan and the Equipment Availability Loan.

         "Loan Documents": This Agreement, the Master Note, the Equipment Line of Credit Note, each Equipment Term Note, the Powers of Attorney, each Landlord's Agreement, each Warehouseman's Waiver, the Assignment of Intellectual Property, any Letter of Credit Documentation, the UCC-1 Financing Statements, and any other document, instrument or writing executed and delivered pursuant hereto or thereto, all as may be amended and/or restated from time to time.

         "Master Note": The Master Note described in Subsection 2.1(g) and any promissory notes in renewal thereof or substitution or replacement therefor.

         "Material Adverse Effect": (i) any materially adverse effect on the business, operations, condition (financial or otherwise), assets or property of the Borrower, or (ii) any fact or circumstance as to which, singly or in the aggregate, the Bank has reason to believe there is a reasonable possibility of
(a) a materially adverse effect described in clause (i) or (b) the inability of the Borrower to perform in any material respect its obligations hereunder or under any of the other Loan Documents, or (iii) any material adverse effect on the Collateral or (iv) any material adverse effect on the validity or enforceability of any of the Loan Documents.

         "Notes": The Master Note, the Equipment Line of Credit Note and each Equipment Term Note.

         "Notice of Borrowing": A notice signed by the President of the Borrower requesting an Advance and setting forth the information required hereby.

         "Obligations": (i) Any and all indebtedness, obligations, letters of credit or other liabilities of the Borrower to the Bank, including, without limitation, liabilities and agreements of every kind and nature of the Borrower to or with the Bank, or to or with any Affiliate of the Bank, or of any guarantor of the Borrower's indebtedness, obligations, letters of credit, liabilities and agreements to or with the Bank, or to or with any Affiliate of the Bank, whether now existing or hereafter arising, and whether now or hereafter contemplated, pursuant to this Agreement, or otherwise, whether in the form of refinancing, loans, guarantees, bankers' acceptances, foreign exchange contracts, options and letters of credit, interest, charges, expenses, fees (including, without limitation attorneys' fees) or otherwise, direct or indirect, (including, without limitation, any participation or interest of the Bank [or of an Affiliate of the Bank] in any obligation of the Borrower to others) acquired outright, conditionally or as collateral security from another, absolute or contingent, joint and/or several, liquidated or unliquidated, due or not due, contractual or tortious, secured or unsecured, arising by operation of law or otherwise, including, but without limiting generality of the foregoing, indebtedness, obligations or liabilities to the Bank by the Borrower as a member of any partnership, syndicate, association or other group, and whether incurred by the Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, together with any extensions, renewals or modifications thereof; (ii) all obligations of the Borrower for any future advances made by the Bank to the Borrower whether or not evidenced by a promissory note and all obligations under any renewals, extensions or changes in the form of, or substitution for, any of said indebtedness, obligations or liabilities; (iii) all sums and charges payable to the Bank pursuant to this Agreement; (iv) all interest and late charges on any of the foregoing; and (v) all obligations of the Borrower now or hereafter existing under this Agreement.

         "Obligors": The Borrower and any and all other Persons liable, either absolutely or contingently in connection with this Agreement not named herein, including endorsers, sureties, guarantors and owners of any property securing any sums due in connection with this Agreement.

         "PBGC": The Pension Benefit Guaranty Corporation or any successor thereto.

         "Person": An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a government or any political subdivision or agency thereof.

         "Plan": Any plan subject to the minimum funding requirements of
Section 412 of the Internal Revenue Code of 1986, as amended from time to time.

         "Power of Attorney": The Power of Attorney executed by the Borrower, substantially in the form of Exhibit D annexed hereto.

         "Qualified Account": An Account which meets all of the following requirements from the time it comes into existence until it is collected in full:

              (i) Such Account is outstanding not more than sixty (60) days from the due date of such Account and one hundred twenty (120) days from the date of the invoice evidencing such Account; is not a contra account; is payable in lawful currency of the United States of America;

              (ii) More than fifty percent (50%) of the aggregate amount of Accounts of the relevant Account Debtor are not outstanding more than sixty
(60) days from the due date of such Accounts and one hundred twenty (120) days from the date of invoice evidencing such Accounts.

              (iii) If any Account Debtor's aggregate Accounts exceed twenty percent (20%) of the Borrower's total Accounts, the portion exceeding twenty percent (20%) shall be deemed not to be a Qualified Account.

              (iv) Such Account arose out of an enforceable order or contract for the performance of services by the Borrower, which has been fully and satisfactorily performed, or from the absolute sale of goods by the Borrower in which goods the Borrower had the sole and complete ownership, and such goods have been shipped or delivered to the relevant Account Debtor in accordance with such order or contract; is not subject to any bill and hold arrangement, has not been delivered on consignment, and the Borrower has delivered or will deliver to the Bank, upon either Bank's request, invoices and shipping and delivery receipts with respect thereto;

              (v) The title of the Borrower to such Account is absolute; such Account is not subject to any Lien except that such Account must be subject to a first priority Lien in favor of the Bank; and such Account does not arise out of an order or contract which, by its terms, forbids or makes void or unenforceable the Lien of the Bank thereon;

              (vi) The Borrower has not received any note, trade acceptance, draft or other instrument with respect to or in payment for such Account or any chattel paper with respect to the goods giving rise to such Account except such instruments or chattel paper of which the Borrower has notified the Bank;

              (vii) Such Account is not subject to any setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the related invoice, or to dispute, objection or complaint by the relevant Account Debtor concerning his liability on such Account; the goods, the sale of which gave rise to such Account, have not been returned, rejected, lost or damaged; the amount of such Account shown on the Borrower's books or on any invoice or statement delivered to the Bank is owing to the Borrower; and no partial payment has been made on such Account by anyone;

              (viii) Such Account arose in the ordinary course of the business of the Borrower; and no notice of bankruptcy, receivership, insolvency, dissolution, termination of existence, credit impairment, or the like, of the relevant Account Debtor, or notice of death of the relevant Account Debtor or of any partner of the relevant Account Debtor has been received by the Borrower or the Bank;

              (ix) The Account Debtor obligated on such Account is not an Affiliate or a Subsidiary of the Borrower;

              (x) The relevant Account Debtor is not the United States of America or any department, agency or instrumentality thereof unless the Borrower assigns its right to payment of such Account to the Bank in form and substance satisfactory to the Bank, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.203 et seq.);

              (xi) The Bank has not notified the Borrower that such Account or the relevant Account Debtor is unsatisfactory in the sole judgment of the Bank.

         "Qualified Inventory": Inventory which meets all of the following requirements as of the date of asserted qualification;

              (i) Such Inventory consists of raw materials or finished goods;

              (ii) The Borrower has the sole and complete ownership of such Inventory, and as to which Inventory the Borrower has received documents of title and which is in the possession of the Borrower, evidence of which the Borrower has delivered or will deliver to the Bank, upon either Bank's request, including, but not limited to, invoices, shipping and delivery receipts, bills of lading and documents of title;

              (iii) Such Inventory is not subject to any Lien, except that such Inventory must be subject to a perfected first priority Lien in favor of the Bank;

              (iv) Such Inventory is not subject to the claim of any other Person and has not been delivered to any Person on consignment;

              (v) Such Inventory is not obsolete and has not been returned, rejected, lost or damaged and is of merchantable quality;

              (vi) Such Inventory has been purchased in the ordinary course of the Borrower's business;

              (vii) The Bank has not notified the Borrower that such Inventory is unsatisfactory in the sole judgment of the Bank;

              (viii) Such Inventory is located at the Borrower's locations within the United States set forth on Schedule 5.13 annexed hereto for which a Landlord's Agreement has been delivered to the Bank.

         "Reportable Event": As such term is defined in Title IV of ERISA.

         "Revolving Loan": The credit facility described in Subsection 2.1.

         "Subsidiary": Any corporation or other entity with respect to which more than a majority (by number of votes) of the common stock or other comparable ownership interest of which is owned or controlled directly or indirectly by the Borrower or one or more Subsidiaries of the Borrower or by the Borrower and one or more Subsidiaries of the Borrower.

         "Tangible Net Worth": As of the time of any determination thereof, total assets less intangible assets less total liabilities, as determined in accordance with GAAP.

         "Termination Date": March 31, 2001, or such other date as the Bank may agree in writing to extend the Termination Date until, without there being any obligation on the part of the Bank to extend the Termination Date.

         "Warehousemen's Waiver": Each warehousemen's waiver agreement executed by each warehouseman where the Borrower warehouses Collateral, if any, in form and substance satisfactory to the Bank.

         1.2 Other Terms. Terms such as "accounts", "accounts receivable", "contract rights", "letters of credit", "advices", "confirmations", "equipment", "instruments", "chattel paper", "investment property", "documents of title", "goods", "general intangibles", "account debtors", "proceeds", "products", and the like, shall, unless otherwise specifically defined herein, have the meanings applicable to them for the purposes of Article 9 (Secured Transactions) of the Uniform Commercial Code in force and effect in the State of New Jersey at the date of this Agreement.

                                   SECTION 2

                                     LOANS

         2.1 Subject to the terms and conditions of this Agreement, and provided no event or condition constituting a Default or an Event of Default has occurred:

              (a) General Terms. The Bank agrees to lend and make Advances to the Borrower from time to time until the Termination Date, amounts which shall not exceed in the aggregate at any one time outstanding a principal amount equal to the lesser of (i) FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($4,500,000.00) or (ii) the sum of (a) eighty percent (80%) of the Qualified Accounts plus (b) forty percent (40%) of the lower of the net cost to the Borrower or the market value of the Qualified Inventory plus (c) forty percent (40%) of Letters of Credits. (Item (ii) shall hereinafter be referred to as the "Borrowing Base"). Notwithstanding anything contained herein to the contrary, in no event shall at any one time Advances against (i) Qualified Inventory exceed $1,000,000 and (ii) foreign Qualified Accounts exceed $500,000. The Bank reserves the right from time to time, in the exercise of its sole discretion to increase and/or decrease (x) the amount of the Revolving Loan; (y) the Borrowing Base or (z) the dollar limit on aggregate advances against Qualified Accounts and/or Qualified Inventory. On the date hereof, after consummation of the transactions contemplated herewith, the Borrower shall have excess availability under the Revolving Loan in an amount of not less than $250,000. Notwithstanding anything contained herein to the contrary item (i) above shall be reduced by the amount of any outstanding Back-to-Back Letters of Credit.

              (b) Disbursements. Advances made to the Borrower pursuant to the Revolving Loan shall be delivered by credit to account #4116019276 (the "Operating Account"), to be maintained by the Borrower for so long as any Loans remaining outstanding, or in such other manner as the Borrower may reasonably direct. The Borrower shall by two (2:00) p.m. eastern standard time on the Business Day any Advance is requested, deliver to the Bank a Notice of Borrowing, in form and substance satisfactory to the Bank, setting forth the following information:

                   (i) The date, which shall be a Business Day, on which such Advance is to be made; and

                   (ii) The total principal amount of such Advance.

              (c) Interest Rate. The unpaid principal amount of the Revolving Loan from time to time outstanding shall bear interest at a rate of interest per annum equal to the Base Rate plus three-quarters of one percent (3/4%) each computed daily, for the actual number of days elapsed as if each full calendar year consisted of three hundred sixty (360) days. Each time the Base Rate shall change, the rate of interest associated with such rate shall change contemporaneously without notice to the Borrower, but in no event shall the rate exceed the maximum rate of interest permitted by law.

              (d) Payments of Principal and Interest. Except as otherwise set forth in this Subsection 2.1(d), the unpaid principal balance of the Revolving Loan and all unpaid and accrued interest thereon shall be payable by the Borrower to the Bank on the Termination Date or in accordance with Subsection 2.1(j) or 8.1(a). Payment of interest on outstanding principal amount of the Revolving Loan shall occur monthly, in arrears, in immediately available funds, on the first Business Day of each month beginning on the first Business Day in the month next succeeding the date of this Agreement. All payments of interest and principal, howsoever designated by the Borrower shall be applied first on account of accrued interest and the remainder of such payments, if any, on account of the unpaid principal balance.

              (e) Manner of Payment. The Borrower hereby directs the Bank to debit the Operating Account, on any date on which a payment is due under the Revolving Loan in an amount equal to any unpaid portion of such payment. Inadequate funds in said account or the failure of the Bank to debt said account shall not relieve the Borrower from its obligation to pay said amounts due under the Revolving Loan.

              (f) Statement of Account. At least once each month the Bank shall render and send to the Borrower a statement of account showing with respect to the Revolving Loan amounts loaned, all other charges, expenses and items chargeable to the Borrower, payments made by the Borrower against the unpaid principal balance, other appropriate debits and credits and the balance of the unpaid principal amount as of the date of such statement of account. Each statement of account shall be presumed to be correct in all respects, except for specific objections which the Borrower makes in writing within thirty (30) days from the date upon which the statement of account is sent. In the event that the Borrower makes an objection, such objection shall contain evidence of the alleged error, which evidence shall be reviewed by the Bank. The Bank's final determination shall be conclusive on all parties absent manifest error.

              (g) Master Note. Advances outstanding under the Revolving Loan shall be evidenced by the Master Note substantially in the form of Exhibit A annexed hereto and the balance due from time to time on the Master Note shall be conclusively evidenced by the Bank's records of disbursements and repayments, subject to Subsection 2.1(f).

              (h) Excess Advances. If at any time the aggregate Advances outstanding under the Revolving Loan exceeds the Borrowing Base, the Borrower shall immediately pay to the Bank, in immediately available funds, the amount of such excess, along with all accrued interest thereon. Nothing contained in this Subsection 2.1(h) shall be deemed or be construed to obligate the Bank to honor any item of payment which would give rise to an overdraft.

              (i) Cash Collateral Account. All checks, drafts, cash and other remittances in payment or on account of payment of the Accounts and any other Collateral, and the cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, whether paid into a lock box or otherwise (all of the foregoing herein collectively referred to as "items of payment"), shall be deposited into a bank account designated by the Bank and from which the Bank alone has power to access and withdrawal (the "Cash Collateral Account"). The Borrower shall deposit, or cause to be deposited, such items of payment for credit to the Cash Collateral Account immediately upon receipt thereof, and in precisely the form received, except for the endorsement of the Borrower, if necessary, to permit the collection of any such items of payment, which endorsement the Borrower hereby agrees to make (the "Collections"). Pending such deposit, the Borrower will not commingle, to the extent they come into the Borrower's possession, any such items of payment with any of its other funds or property, but will hold them in trust, separate and apart. The Borrower shall pay to the Bank on the date hereof and the first Business Day of each July, October, January and April commencing the first Business Day of July, 1998, a collateral management fee in the amount of $7,500.

              (j) Application of Collections. For purposes of calculating the amount available under the Borrowing Base:

                   (i) Any other item of payment received by the Bank shall be credited against the unpaid principal balance then outstanding on the Revolving Loan when received by the Bank (or any department of the Bank) pursuant to Subsection 2.1(i) hereof; and

                   (ii) Such credits shall be conditioned upon final payment to the Bank in cash or solvent credits of the items of payment giving rise to them and if any item of payment is not so paid, the amount of any credit given for it shall be charged to the Borrower's deposit account whether or not the item of payment is returned.

              (k) Computing Interest on Collections. For purposes of calculating interest on the Revolving Loan, interest shall continue to accrue on the amount of any Collections received by the Bank for a period of not more than two (2) Business Days after receipt (it being understood that any Collections received by 1:00 p.m. on any Business Day shall be deemed received by the Bank on such Business Day, and any Collections received after 1:00 p.m. on such Business Day shall be deemed received by the Bank on the following Business Day), notwithstanding that the Bank has credited the amount thereof for the purpose of calculating the amount available under the Borrowing Base in accordance with subsection 2.1(j).

              (l) Lock Box. The Borrower shall establish a lock box at the Bank over which the Bank shall have sole control. The Borrower shall execute such documents as requested by the Bank and pay to the Bank all of the Bank's reasonable and customary charges for establishing such lock box arrangements.

              (m) Letters of Credit. Subject to the terms hereof, Advances under the Revolving Loan may be, if requested by the Borrower, in the form of Letters of Credit to purchase Inventory. In the event the Borrower desires to obtain an Advance in the form of a Letter of Credit the Borrower shall (i) provide the Bank with at least three (3) Business Days prior written notice,
(ii) complete, execute and deliver to the Bank such Letter of Credit Documentation as required by the Bank, (iii) pay to the Bank a commission in the amount of one and one-half of one percent (1 1/2%) of the stated amount of each Letter of Credit and such other standard fees and expenses as required by the Bank in connection with Letters of Credit, and (iv) take such other actions as required by the Bank. Notwithstanding anything contained herein to the contrary (i) no Letter of Credit shall have an expiry date after the Termination Date and (ii) the maximum aggregate amount of all Letters of Credit outstanding hereunder shall be limited to amount available under the Revolving Loan in accordance with 2.1(a) hereof less any outstanding direct borrowings. All Letters of Credit issued hereunder shall be subject to the terms and conditions set forth in any Letter of Credit Documentation.

              (1) Reimbursement. Upon a drawing with respect to any Letter of Credit, the Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Bank for any amounts paid with respect to a Letter of Credit, which reimbursement shall occur in the form of a loan under Revolving Loan to the extent there is availability.

              (2) Obligations Absolute. The obligation of Borrower to reimburse Bank for payments made under, and other amounts payable in connection with, any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement, including, without limitation, the following circumstances:

                   (A) any lack of validity or enforceability of any Letter of Credit or any agreement;

                   (B) the existence of any claim, set-off, defense or other right which any Obligor, any of its Affiliates, or the Bank, on the one hand, may at any time have against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary of the Letter of Credit);

                   (C) any draft, demand, certificate or any other document presented under any Letter of Credit is alleged to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (D) payment under a Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that, in the case of any payment by Bank under any Letter of Credit, the Bank has not acted with gross negligence or willful misconduct in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand under such Letter of Credit.

                   (E) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                   (F) the fact that a Default or an Event of Default shall have occurred and be continuing.

              (n) Prepayment. The Revolving Loan and the Equipment Availability Loan may be prepaid in whole at any time provided that: (i) the Borrower gives the Bank at least sixty (60) days prior written notice of its intention to prepay said Loans; (ii) the Borrower prepays in full said Loans; and (iii) the Borrower pays to the Bank a prepayment penalty in the amount of $50,000 if such prepayment occurs prior to the first anniversary date of this Agreement. Said Loans shall only be deemed to be prepaid in the event that they are repaid in full and the Borrower terminates each said Loans.

         2.2 Subject to the terms and conditions of this Agreement, and provided no event or condition constituting a Default or an Event of Default has occurred:

              (a) General Terms. The Bank shall lend and make Advances under the Equipment Availability Loan to the Borrower from time to time until the Termination Date amounts (including all Equipment Term Loans) which shall not exceed in the aggregate, at any one time outstanding, the sum of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($500,000). Advances under the Equipment Availability Loan are to be used by the Borrower solely for the purpose of financing existing equipment and acquiring new equipment and/or motor vehicles for use in the Borrower's business as described in Subsection 5.5. Notwithstanding anything contained herein, no Advance made to the Borrower under the Equipment Availability Loan shall exceed seventy percent (70%) of the appraised orderly liquidation value of the existing equipment being financed, said appraisal to be in form and substance satisfactory to the Bank, or one hundred percent (100%) of the invoice price of the equipment being purchased (exclusive of soft costs, including freight and taxes). Once funds under the Equipment Availability Loan have been advanced and repaid, said funds may not be reborrowed.

              (b) Disbursements. Subject to the provisions of Subsection 2.2(h), amounts loaned to the Borrower pursuant to this Equipment Availability Loan shall be delivered to the Borrower by credit to the Operating Account maintained by the Borrower with the Bank or in such other manner as the Borrower may reasonably request.

         Each Advance under the Equipment Availability Loan shall be in an amount of not less than $50,000. At any such time the amount of Advances under the Equipment Availability Loan, not evidenced by Equipment Term Note[s], aggregates at least TWO HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($250,000.00) or in the event the amount of Advances under the Equipment Availability Loan, not evidenced by Equipment Term Note[s], does not aggregate at least TWO HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($250,000.00) after any six month period, the Borrower shall execute and deliver to the Bank a Equipment Term
Note in the principal amount of said aggregate Advances, substantially in the form of Exhibit C annexed hereto.

              (c) Interest Rate. The outstanding principal amount of the Equipment Line of Credit Note and each Equipment Term Loan shall bear interest at a rate of interest per annum equal to the Base Rate plus one and one half of one percent (1 1/2%), computed daily, for the actual number of days elapsed as if each full calendar year consisted of three hundred sixty (360) days. The rate of interest on Equipment Line of Credit Note and each Equipment Term Loan shall change (but in no event higher than maximum lawful rate) on each date the Base Rate shall change, without notice to the Borrower. Each change in the interest rate on each Equipment Term Loan shall be in the same amount and direction as each such change in the Base Rate.

              (d) Payment of Principal and Interest. Interest with respect to Advances under the Equipment Line of Credit Note, which have not been converted to Equipment Term Loans, shall be due and payable on the first Business Day of each month, beginning on the first Business Day of the month immediately succeeding the month in which an Advance is made and terminating on the date that said Advances are converted to a Equipment Term Loan pursuant to Subsection 2.2(b) hereof, at which time all accrued interest shall be due and payable. Each Equipment Term Loan shall be repaid, in immediately available funds, by the Borrower in thirty-six (36), consecutively monthly installments, with respect to Equipment Term Loans financing existing equipment, and such number of consecutively monthly installments as determined by the Bank, with respect to Equipment Term Loans financing new equipment, of principal, plus interest thereon, on the first Business Day of each month, beginning on the first Business Day of the month immediately succeeding the month in which Equipment Term Note is executed and delivered pursuant to Subsection 2.2(b) hereof. All payments, howsoever designated by the Borrower, shall be applied first on account of accrued interest and the remainder of such payments, if any, on account of the unpaid principal balance of the Equipment Term Loan. Notwithstanding anything contained herein or any Loan Document to the contrary, all amounts outstanding under the Equipment Availability Loan and each Equipment Term Loan shall be due and payable on the Termination Date.

              (e) Manner of Payment. The Borrower hereby directs the Bank to debit the Operating Account maintained by the Borrower with the Bank on any date on which payment is due under the Equipment Availability Loan and any Equipment Term Loan, in an amount equal to the amount of such payment.

              (f) Statement of Account. At least once each month the Bank shall render and send to the Borrower a statement of account showing with respect to the Equipment Availability Loan amounts loaned, all other charges, expenses and items chargeable to the Borrower, payments made by the Borrower against the unpaid principal balance other appropriate debits and credits and the unpaid principal amount as of the date of the statement. The statement of account shall be conclusively presumed to be correct in all respects, except for specific objections which the Borrower makes in writing within thirty (30) days from the date upon which the statement of account is sent. Each statement of account shall be presumed to be correct in all respects, except for specific objections which the Borrower makes in writing within thirty (30) days from the date upon which the statement of account is sent. In the event that the Borrower makes an objection, such objection shall contain evidence of the alleged error, which evidence shall be reviewed by the Bank. The Bank's final determination shall be conclusive on all parties absent manifest error.

              (g) Equipment Line of Credit Note. The maximum principal amount of the Equipment Availability Loan shall be evidenced by the Equipment Line of Credit Note substantially in the form of Exhibit B annexed hereto (provided that to the extent that any portion of the principal amount of the Equipment Availability Loan is evidenced by a Equipment Term Note said principal amount shall not be deemed to be evidenced by the Equipment Line of Credit Note), and the balance due from time to time on the Equipment Line of Credit Note and each Equipment Term Note shall be conclusively evidenced by the Bank's records of disbursements and repayments, subject to Subsection 2.2(f).

              (h) Other Conditions. Subject to the other terms and conditions set forth herein, by one (1:00) p.m. eastern standard time at least three (3) Business Days prior to any Advance being made under the Equipment Availability Loan, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank, the following:

                   (1) Written notification from the Borrower requesting an Advance under the Equipment Availability Loan and the amount of said Advance.

                   (2) Paid invoices for the equipment and/or motor vehicle(s) to be financed with the proceeds of the Equipment Term Loan.

                   (3) Execution and delivery to the Bank of appropriate financing statements and/or other documentation as is necessary to perfect the Bank's security interest in the equipment and/or motor vehicle(s) being financed with the proceeds of the Equipment Term Loan.

                   (4) Endorsement to the insurance policies described in Subsection 6.6 hereof extending said coverage to the equipment and/or motor vehicle(s) being financed.

              (i) Prepayment. Except as restricted by the provisions of Subsection 2.1(n) hereof, the Borrower may prepay any Equipment Term Loan at any time without penalty.

                                   SECTION 3

                                   COLLATERAL

         3.1 In consideration of the Bank making the Loans (including the Advances) to the Borrower in accordance with the terms and conditions of this Agreement, and to secure payment and performance of all of the Obligations:

              (a) Grant of Security Interest. The Borrower hereby grants to the Bank a security interest in the Collateral which security interest shall remain in full force and effect until all of the Obligations are fully paid and satisfied. The Bank and the Borrower acknowledge that the security interest in the Collateral granted to the Bank shall be and is a perfected first priority Lien.

              (b) Collateral in Bank's Possession. As further security for the full and prompt payment of the Obligations, the Borrower hereby grants to the Bank a Lien upon and security interest in and to all amounts that may be owed from time to time to the Borrower by the Bank in any capacity, including, but without limitation, any balance or share belonging to the Borrower of any deposit or other account with the Bank, which Lien and security interest shall be independent of any right of set off which the Bank may have. The Borrower also hereby grants the Bank a Lien upon and security interest in any securities, instruments or other property owned by the Borrower or in which the Borrower has an interest, which now or hereafter are in the possession or control of the Bank or in transit by mail or carrier to or from the Bank or in possession of any Person acting in the Bank's behalf, without regard to whether the Bank received the same in pledge, for safekeeping or otherwise.


                                   SECTION 4

                              CONDITIONS PRECEDENT

         4.1 The duty of the Bank to make the first Advance is conditioned upon prior delivery by the Borrower to the Bank, each dated the date of this Agreement except as otherwise specified, of the following:

              (a) Agreement. This Loan and Security Agreement, properly executed.

              (b) Notes. The Notes, properly executed.

              (c) Resolution of Koszegi. A certified copy of a resolution of the Board of Directors of Koszegi, in form and substance satisfactory to the Bank, authorizing the execution, delivery and performance of the Loan Documents, the Notes, the transactions contemplated by all of the foregoing documents and all such other and further actions in connection with this Agreement and the other Loan Documents, as designated officers of Koszegi may deem necessary and proper.

              (d) Resolution of Forward. A certified copy of a resolution of the Board of Directors of Forward, in form and substance satisfactory to the Bank, authorizing the execution, delivery and performance of the Loan Documents, the transactions contemplated by all of the foregoing documents and all such other and further actions in connection with this Agreement and the other Loan Documents, as designated officers of Forward may deem necessary and proper.

              (e) Certificate of Incumbency of Koszegi. A certificate by the Secretary of Koszegi certifying the names, true signatures and incumbency of each of the duly elected officers signing the documents described in this Subsection 4.1 together with a certificate by another officer of Koszegi certifying as to the name, true signature and incumbency of the Secretary of Koszegi.

              (f) Certificate of Incumbency of Forward. A certificate by the Secretary of Forward certifying the names, true signatures and incumbency of each of the duly elected officers signing the documents described in this Subsection 4.1 together with a certificate by another officer of Forward certifying as to the name, true signature and incumbency of the Secretary of Forward.

              (g) Certificate of Incorporation of Koszegi. Copy, certified by the Secretary of State of Indiana, of the Certificate of Incorporation of Koszegi along with any amendments thereto.

              (h) Certificate of Incorporation of Forward. Copy, certified by the Secretary of State of New York, of the Certificate of Incorporation of Forward along with any amendments thereto.

              (i) Good Standing. Certificate of the Secretary of State of Indiana and all other jurisdictions where Koszegi is incorporated and/or is or should be qualified to do business, dated within thirty (30) days prior to the date of this Agreement, as to the good standing of Koszegi in each such jurisdiction.

              (j) Good Standing. Certificate of the Secretary of State of New York and all other jurisdictions where Forward is incorporated and/or is or should be qualified to do business, dated within thirty (30) days prior to the date of this Agreement, as to the good standing of Forward in each such jurisdiction.

              (k) Bylaws of Koszegi. A copy, certified by the Corporate Secretary of Koszegi, of its Bylaws.

              (l) Bylaws of Forward. A copy, certified by the Corporate Secretary of Forward, of its Bylaws.

              (m) Insurance. An endorsement satisfactory to the Bank in form and substance, of a reputable insurance company, licensed to conduct business in the State of New Jersey, of appropriate insurance as required by Subsection 6.6.

              (n) UCC, Intellectual Property Abstracts, Federal Tax Lien, State Tax Lien and Judgment Searches. UCC and intellectual property abstracts, Federal tax lien, State tax lien and judgment searches in all states and counties where Koszegi and Forward are located, incorporated, formed, qualified to do business or maintains any of the Collateral.

              (o) Terminations and Discharges. Proof satisfactory to the Bank in form and substance of the satisfaction, termination and discharge of any Liens other than the Liens created by this Agreement and the other Loan Documents.

              (p) Financing Statements. Proof in form satisfactory to the Bank, of the filing of financing statements covering the Collateral with the Secretary of State of Indiana, Department of State of New

York, Secretary of State of California, the Clerk of St. Joseph's County, Indiana, Clerk of Nassau County, New York and the Clerk of Orange County, California, which are all jurisdictions in the United States where the nature of the Borrower's business or the location of the Collateral makes filing necessary to perfect the Bank's Lien on the Collateral.

              (q) Opinions. Opinions of Counsel to Koszegi and Forward, in form and substance satisfactory to the Bank and its counsel.

              (r) Power of Attorney. The Power of Attorney, properly executed.

              (s) Leases and Warehousing Agreements. Copies of all leases and warehousing agreements with respect to all locations of the Borrower or where Collateral is maintained.

              (t) Landlord's Agreements. All Landlord's Agreements, properly executed.

              (u) Assignment of Intellectual Property. The Assignment of Intellectual Property, properly executed.

              (v) Warehousemen's Waiver. All Warehousemen's Waivers, properly executed.

              (w) Accountants Reliance Letter. A letter from the Borrower's accountants in form and substance satisfactory to the Bank and its counsel allowing the Bank to rely on the financial statements of the Borrowers prepared by such accountants and submitted to the Bank.

              (x) Set-up Fee. Payment to the Bank of a set-up fee in the amount of $25,000.

              (y) Actuary's Letter. Letter or Certificate from Borrower's actuary, accountant or attorney with respect to compliance with ERISA of all pension and profit sharing plans, in form and substance satisfactory to the Bank.

              (z) Projections. Receipt of management prepared projections, including balance sheet, profit and loss and cash flow information covering the fiscal year ending September 30, 1998.

              (aa) Other. All other documentation, certificates, searches and other requirements reasonably required by the Bank.

         4.2 Conditions Precedent to All Advances. The making by the Bank of any Advance subsequent to the date of this Agreement is subject to the satisfaction of the following conditions precedent:

              (a) Compliance with this Agreement and Other Loan Documents. The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement and other Loan Documents;

              (b) No Default or Event of Default. There shall exist no Default or Event of Default;

              (c) Representations and Warranties. The representations and warranties contained in Section 5 shall be true and correct with the same effect as though such representations and warranties had been made at the time of the making of each Advance; and

              (d) Approvals or Documents. The Bank shall have received such other approvals or documents as it may reasonably require or request.

         4.3 Reaffirmation of Representations, Warranties and Other Conditions. Any request for an Advance subsequent to the date of this Agreement shall constitute a reaffirmation by the Borrower of the items set forth above under Subsections 4.2(a), (b), (c) and (d).

                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank that:

         5.1 Corporate Existence. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and there are no other jurisdictions in which the character of the properties owned or the business transacted by the Borrower makes qualification as a foreign corporation necessary.

         5.2 Corporate Power. The Borrower has the corporate power to execute, deliver and perform this Agreement and the other Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize (i) the borrowing hereunder on the terms and conditions of this Agreement and the other Loan Documents and (ii) the execution, delivery and performance of this Agreement and the other Loan Documents. The Borrower has the corporate power to own, pledge and operate its properties and to conduct its business.

         5.3 Necessary Franchises, Patents, etc. The Borrower possesses, either by direct ownership or as licensee, in full force and effect, all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, fictitious name authorizations or certificates and copyrights to conduct its business as now conducted, without any conflict by, or with the franchises, patents, licenses, trademarks, trademark rights, trade name, trade name rights, service marks, service mark rights, fictitious name authorizations or certificates and copyrights of, others. Except as set forth in Schedule 5.3 hereof, the Borrower has never, and does not, transact any business utilizing tradenames, fictitious names, assumed names and/or alternate names.

         5.4 Subsidiaries. Except as disclosed as Schedule 5.4 attached hereto, the Borrower has no Subsidiaries.

         5.5 Line of Business. The Borrower is currently engaged in the business described on Schedule 5.5 annexed hereto.

         5.6 Financial Condition. Forward has furnished to the Bank financial statements of Forward prepared as of September 30, 1997 by Patrusky, Mintz and Semel on an audited basis (all said financial statements shall collectively be referred to as the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the condition and results of operations of the Borrower for the period involved. Since the date of the Financial Statements, there has been no material and adverse change in the financial condition of the Borrower not reflected in the Financial Statements, and since such date neither the business of nor the financial condition of the Borrower have been materially and adversely affect by any occurrence, whether or not insured against.

         5.7 Taxes. All tax returns of the Borrower which are due have been duly filed and are correct and all taxes, assessments and other governmental charges upon the Borrower which are shown to be due and payable thereon have been paid. The Borrower does not know of any proposed tax deficiency, assessment, charge or levy against it, the payment of which is not adequately provided for on the books of the Borrower.

         5.8 Judgments, No Material Litigation. There are no outstanding judgments against the Borrower; nor are there any actions, proceedings, claims or investigations, pending or to Borrower's knowledge threatened, before any court or governmental body.

         5.9 Title to Properties, First Priority Lien. The Borrower has good and marketable title in all of its properties and assets it purports to own, free of all Liens except those in favor of the Bank and those disclosed on
Schedule 5.9 annexed hereto, and the Borrower has granted to the Bank in Subsection 3.1 a valid, perfected first priority Lien on the Collateral. The Borrower agrees to terminate within sixty (60) days of the date hereof that certain UCC-1 Financing Statement No. 131557 filed with the New York Department of State on June 27, 1994 in favor of The Greater Savings Bank of New York. No monies and/or obligations are due or outstanding to The Greater Savings Bank of New York and/or any of its successors or assigns.

         5.10 No Consent or Approval. No consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority (other than the filing of financing statements in accordance with the Uniform Commercial
Code) is required in connection with the validity, enforceability, execution, delivery and performance of this Agreement or any of the other Loan Documents or the consummation of any other transactions contemplated hereby.

         5.11 No Burdensome Restriction, No Violations. There is no term of any contract, bond, note, indenture or other agreement or of any charter or other corporate restriction or of any judgment, decree, order, statute, rule or regulation which materially and adversely affects the Borrower's business, properties, assets, operations, affairs or condition (financial or otherwise) and the Borrower is not in violation of its certificate of incorporation or bylaws; nor is the Borrower in default under, or in violation of, any term of, any agreement, ordinance, resolution, decree, burden, note, indenture, order or judgment to which it is a party or by which its properties are bound, and the execution, delivery and performance of, and compliance with, this Agreement and the other Loan Documents will not (with or without the giving of notice or lapse of time, or both) result in any violation of, or be in conflict with, or constitute a default under, any such term or violate, where such violation shall have a material and adverse impact upon the Borrower, any provision of federal, state or local law, regulations or ordinances, or result in the creation of any Lien upon any of the assets of the Borrower, except for the Lien created by this Agreement and the other Loan Documents.

         5.12 Change Name, Merger, Acquisition. Except as disclosed on Schedule
5.12 attached hereto, the Borrower has not within the last nine (9) years (i) changed its name or been known by any other name, (ii) been the surviving corporation of a merger or consolidation, (iii) acquired all or substantially all of the assets of any person or entity, or (iv) obtained assets in a transaction subject to the bulk transfer laws.

         5.13 Place of Business. The only places of business of the Borrower or locations of Collateral are listed on Schedule 5.13 attached hereto.

         5.14 Location of Collateral and Records. All of the Collateral, and the Borrower's books, records, journals, orders, receipts and correspondence are located only at the Borrower's places of business set forth in Subsection 5.13.

         5.15 ERISA/Pension Liability.

              (i) No Reportable Event has occurred or is reasonably expected to occur with respect to any Plan that would result in any liability of the Borrower or any member of a Controlled Group of which the Borrower is a part;

              (ii) Neither the Borrower nor any Affiliate of the Borrower has incurred, or is reasonably expected to incur, any Withdrawal Liability to Multiemployer Plans as each term is defined under ERISA;

              (iii) Neither the Borrower nor any Affiliate of the Borrower has received any notification that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower, no Multiemployer Plan is reasonably expected to be in reorganization or insolvent or to be terminated within the meaning of Title IV of ERISA, in either case where all such reorganizations, insolvencies or terminations would result in any liability of the Borrower;

              (iv) With respect to each Plan which is an "employee pension plan" within the meaning of Section 3(2) of ERISA and which is intended to qualify under Section 401 of the Internal Revenue Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Plan so qualifies, and nothing has occurred since the date of the issuance of such determination letter which would cause such Plan to cease to qualify under Section 401 of the Internal Revenue Code; and

              (vi) None of the transactions contemplated by this Agreement or by any Plan constitute a prohibited transaction as such term is defined in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

         5.16 Ownership of Stock. Forward owns all of the capital stock of Koszegi. Except as disclosed on Schedule 5.16 attached hereto with respect to Forward, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any securities or obligations convertible into, or any powers of attorney relating to, shares of capital stock of the Borrower.

         5.17 No Default. No event or condition which constitutes a Default or an Event of Default has occurred.

         5.18 Binding Obligations. This Agreement and the other Loan Documents have been duly executed and delivered and constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their terms.

         5.19 Accounts. The most recent list of Accounts delivered to the Bank is true and complete, and contains an accurate aging thereof. All of the Accounts are collectible, subject to no counterclaims, defenses, claims for adjustments or setoffs of any nature whatsoever, and require no further act by the Borrower to make such Accounts owing by the Account Debtors. Except as disclosed on Schedule 5.19 attached hereto, none of the Accounts include any conditional sales, consignments or sales on any basis other than that of absolute sale in the ordinary and usual course of business. No agreement has been made under which any deductions or discounts may be claimed as to any Account except regular discounts in the usual course of business.

         5.20 Inventory. Inventory as of the date hereof consists of items of a quality and quantity usable and/or saleable in the ordinary course of Borrower's business. The value of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided therefor, and the values carried on the balance sheet of the Borrower most recently delivered to the Bank are set at the lower of cost to the Borrower or market value of the Inventory, in accordance with GAAP.

         5.21 Compliance with Regulations and Laws. The Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of all regulations or law applicable to it including, without limitation, the Fair Labor Standards Act, the Federal Occupational, Safety and Health Act and the Environmental Protection Act, and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there have been no outstanding citations, notices or orders of noncompliance issued to the Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

         5.22 Licenses and Permits. The Borrower has been issued all required federal, state and local licenses, certificates or permits relating to, and the Borrower and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with all applicable Federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or materials, or other environmental health or safety matters.

         5.23 Existing Debt. All existing Debt of the Borrower is set forth on
Schedule 5.23 annexed hereto.

         5.24 Solvency of Borrower. Borrower is solvent on the date hereof. For the purpose of this Agreement, the term "solvent" shall mean: (a) the fair salable value of the Borrower's property is in excess of the total amount of its debts; (b) the Borrower is able to pay its debts as they mature; and (c) the Borrower has adequate capital to conduct its business in the ordinary course.

         5.25 Labor Matters. (i) The Borrower has not experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements and (ii) there is no such strike, dispute, slowdown or work stoppage threatened against the Borrower.

         5.26 Investment Company Act. The Borrower will not be, after giving effect to the transactions contemplated hereby or any borrowing to be made hereunder, (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (y) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Loan Document.

                                   SECTION 6

                             COVENANTS BY BORROWER

         The Borrower covenants and agrees that:

         6.1 Preservation of Corporate Existence and Franchises. The Borrower shall preserve and keep in full force and effect its corporate existence and all franchises, rights and privileges necessary to the proper conduct of its business, including, without limitation, all necessary franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, fictitious name authorizations or certificates and copyrights without any unlawful conflict with such franchises, patents, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, fictitious name authorizations or certificates and copyrights of others. The Borrower shall promptly notify the Bank of the use of any of the foregoing.

         6.2 Amendments. The Borrower shall promptly deliver to the Bank copies of any amendments or modifications to its certificate of incorporation or bylaws certified with respect to the certificate of its incorporation by the Secretary of State of the state of incorporation, and, with respect to the bylaws, by the Secretary of the Borrower.

         6.3 Compliance with Laws. The Borrower shall comply with all applicable laws, ordinances, rules and regulations of any Federal, state or local government or any instrumentality or agency thereof now or hereafter in effect.

         6.4 Taxes. The Borrower shall pay and discharge, as they become due, all taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon it or incurred by it or its properties and assets, except taxes, assessments, debts, claims and charges contested in good faith by appropriate proceedings and in respect of which the Borrower shall have set aside adequate reserves for the payment of such tax, assessment or charge in conformity with GAAP. The Borrower shall provide to the Bank, upon the Bank's request, evidence of payment of such taxes, assessments, debts, claims and charges satisfactory to the Bank.

         6.5 Maintenance of Property. The Borrower shall maintain, preserve and keep all its properties, equipment and assets (including, but not limited to, Inventory) in good repair, working order and condition, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that efficiency of all such properties and assets shall at all times be properly preserved and maintained.

         6.6 Insurance. The Borrower shall maintain, or cause to be maintained, such insurance on its properties and assets, including without limitation, the Collateral, with responsible insurance companies licensed to do business in the States of Indiana, New York and/or any other location of the Borrower or where the Borrower maintains Collateral, against such casualties and in such amounts as is from time to time reasonably required by the Bank. The insurance policies shall be on a full replacement cost basis of the value of the Collateral. The Borrower shall also maintain, or cause to be maintained, adequate general liability insurance, and worker's compensation insurance. The insurance policies of the Borrower shall name the Bank loss payee, as its interest may appear, and additional insured. All policies shall contain a clause whereby no actions on the part of the Borrower and/or the primary insured shall invalidate such policies with respect to the Bank. All such policies of insurance shall be in amounts and in substance satisfactory to the Bank and provide for at least thirty (30) days advance notice in writing to the Bank of any cancellation or modification thereof. If the Borrower fails to pay the premiums on any such insurance, the Bank shall have the right (but shall be under no duty) to pay such premiums for the Borrower's account and contemporaneously notify the Borrower of such payment. The Borrower shall repay to the Bank any sums which the Bank shall have so paid, together with interest thereon at the Default Rate. The Borrower shall (a) deliver, to the Bank, upon its reasonable request, a detailed list of insurance then in effect, stating (i) the names of the insurance companies, (ii) the amounts and rates of the insurance, (iii) dates of expiration thereof and the properties and risks covered thereby; (b) within fifteen (15) days after notice from the Bank, obtain such additional insurance as the Bank may reasonably request, based on the type of insurance typically obtained by companies within the Borrower's industry; (c) provide to the Bank copies of all insurance policies; and (d) assign to the Bank all rights to receive proceeds directly to the Bank.

         6.7 No Other Liens. The Borrower shall not directly or indirectly permit to exist any Lien on the Collateral other than the Lien in favor of the Bank and those Liens set forth on Schedule 5.9.

         6.8 Litigation Notice. The Borrower shall promptly notify the Bank of
(i) any litigation, actions, proceedings, claims or investigations pending or threatened against any Obligor wherein the claimant seeks to recover in excess of $10,000 (or its equivalent in another currency or currencies) per claim or claims in excess of $10,000 in the aggregate and (ii) of the entry of any judgment against the Obligor in excess of $10,000 (or its equivalent in another currency or currencies) or judgments in excess of $10,000 in the aggregate against any Obligor or the entry of any Lien against any of the Collateral, other than the Lien in favor of the Bank or otherwise permitted by the terms hereof.

         6.9 Location of Collateral and Records. The Borrower shall keep the Collateral, its records relating to the Collateral, and its other books, records, journals, orders, receipts and correspondence at only those locations set forth in Subsection 5.13, unless notice is given to the Bank at least thirty (30) days in advance of, and the Bank consents in writing to, the removal of the Collateral, and the books, records, journals, orders, receipts and correspondence, to another location provided, however, that no such removal may be effected before all filings required to be made to preserve the first priority security interest of the Bank in the Collateral shall have been made and with respect to any change in said location, the Borrower shall deliver to the Bank a new Landlord's Agreement or Warehouseman's Waiver, in form and substance satisfactory to the Bank, with respect to the new location.

         6.10 Conduct of Business. The Borrower shall not engage in any business other than the business specified in Subsection 5.5 without the written permission of the Bank.

         6.11 Change of Location. The Borrower shall not (1) change any of the Borrower's locations or (2) create any new place(s) of business or (3) eliminate any existing place of business, unless the Borrower notifies the Bank in writing thirty (30) days in advance thereof and further provided that no change in location or creation of a new location may be effected before all filings required to be made to preserve the first priority security interest of the Bank in the Collateral shall have been made and with respect to any said change, the Borrower shall deliver to the Bank a new Landlord's Agreement or Warehouseman's Waiver, in the form and substance satisfactory to the Bank, with respect to the new location.

         6.12 Financial Statements. The Borrower shall deliver to the Bank in form and substance satisfactory to it, the following:

              (a) Within thirty (30) days after the end of each fiscal quarterly period a balance sheet of Forward, on a consolidated basis, as of the end of such period, and a statement of cash flows and a statement of income thereof for the period from the beginning of the current fiscal year to the end of such period, prepared in accordance with GAAP, consistently applied, all in reasonable detail and prepared management of Forward, together with such financial information as required by the Bank in order to determine whether the Borrower is compliance with its financial covenants described in Subsection
6.23 hereof and a certificate of the President or the Chief Financial Officer of Forward certifying that said financial statements accurately represent in all material respects the financial condition and results of operations of the Borrower subject to year end adjustments, and stating whether his or her examination has disclosed the existence of any condition or event which constitute a Default hereunder and if so, specifying the nature and period of existence thereof;

              (b) Within ninety (90) days after each fiscal year end, a balance sheet of Forward, on a consolidated basis as of the end of such period and a statement of cash flows and a statement of income for such year to the end of such period, prepared in accordance with GAAP, all in reasonable detail and audited by independent certified public accountants, acceptable to the Bank, together with an unqualified opinion, a management letter, if any, and to the Borrower's best efforts, a reliance letter from said accountants, in form and substance satisfactory to the Bank, stating that the Bank may rely on said financial statements, together with such financial information as required by the Bank in order to determine whether the Borrower is compliance with its financial covenants described in Subsection 6.23 hereof and a certificate of the President or Chief Financial Officer of Forward certifying that said financial statements accurately represent in all material respects the financial condition and results of operations of the Borrower and stating whether his or her examination has disclosed the existence of any condition or event which constitutes a Default hereunder, and if so, specifying the nature and period of existence thereof; and

              (c) Within five (5) days of the first and fifteen day of each month, a Borrowing Base Certificate dated as of the first and fifteenth day of each month, properly executed and completed;

              (d) Within fifteen (15) days of the first day of each month, an accounts receivable aging schedule, an accounts payable aging schedule and an inventory report, all dated as of the last day of the prior month and in form and substance acceptable to the Bank;

              (e) Such additional financial information of the Borrower as the Bank shall reasonably require, including, but not limited to, customer address lists, reconciliation forms, daily sales, receipts, accounts receivable, accounts payable, purchases and inventory amounts, such items to also include original bills of lading or other evidence of shipment of goods if so required by the Bank.

         6.13 Costs, Expenses and Attorneys Fees.

              (a) The Borrower shall pay on demand all reasonable and necessary expenses and expenditures of the Bank, including, without limitation, reasonable attorneys' fees and expenses, incurred or paid by the Bank in protecting, enforcing or exercising the Bank's interest, rights or remedies created by, connected with or provided in this Agreement and the other Loan Documents or in enforcing performance in accordance herewith and therewith. The Bank may, at its discretion and at any time when due, charge any account maintained by the Borrower with the Bank, in an amount equal to the sums due hereunder, and all such sums shall be added to the outstanding Obligations of the Borrower to the Bank. The Bank shall use its best efforts to notify the Borrower of any such charges made; and

              (b) The Borrower shall pay on demand all reasonable legal fees, recording expenses and other reasonable and necessary disbursements of the Bank incident to the preparation, execution and delivery of this Agreement and the other Loan Documents, or any amendment or modification hereto or thereto. The Bank may, at its discretion and at any time when due, charge any account maintained by the Borrower with the Bank, in an amount equal to the sums due hereunder, and all such sums shall be added to the outstanding Obligations of the Borrower to the Bank.

         6.14 Book and Records. The Borrower shall, at all times and in accordance with GAAP consistently applied, keep complete and accurate books and records concerning its business, affairs and operations and concerning its properties and assets, including, without limitation, concerning the Collateral.

         6.15 Instruments and Documents. The Borrower shall (i) upon request of the Bank, deliver to the Bank all instruments and chattel paper (including all executed copies thereof, except such executed copies retained by the obligors thereunder) representing proceeds of the Collateral duly endorsed and accompanied by duly executed instruments of assignments in form and substance satisfactory to the Bank, and (ii) immediately upon receipt by the Borrower, deliver to the Bank all invoices, original bills of lading, documents of title, original contracts, chattel paper, instruments and any other writings relating thereto, and other writings or evidence of performance of contracts or evidence of shipment or delivery of the merchandise sold or services rendered in connection therewith. The Borrower shall deliver to the Bank, promptly at the Bank's request, from time to time, additional copies of any or all of such papers or writings, and such other information with respect to any of the

Collateral including such schedules of Accounts and other writings as the Bank may, in its sole reasonable discretion, deem to be necessary or effectual to evidence any Advances made or to evidence, enforce or perfect the Bank's security interest in the Collateral, to facilitate collection of the Collateral, or to carry into effect the provisions and intent of this Agreement or any of the other Loan Documents, all at the sole expense of the Borrower.

         6.16 Field Examination/Inspection. The Borrower shall from time to time, without hindrance or delay, permit the Bank, its representatives, agents and/or designees, to inspect or examine the properties and assets of the Borrower, including, without limitation, the Collateral, and to examine, check, and make copies of or abstracts from any of the Borrower's books, records, journals, receipts, orders, correspondence or other data, to conduct field examinations and to verify independently the orders of the Borrower and Accounts. All such field examinations/inspections shall be at the Borrower's sole cost and expense and shall be charged at a rate of $500 per day per person conducting such field examination/inspections plus actual out-of-pocket expenses incurred by the Bank. All such field examinations/inspections made prior to the occurrence of an Event of Default or Default shall be made during the Borrower's normal business hours.

         6.17 ERISA, SEC Filings. The Borrower shall furnish to the Bank: (i) as soon as possible and in any event within forty-five (45) days after the Borrower or a duly appointed administrator of a Plan knows or has reason to know that any Reportable Event has occurred with respect to any Plan, a statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC or a statement that such notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if required under applicable regulations; (ii) promptly after the filing thereof with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan; (iii) promptly after receipt thereof, a copy of any notice the Borrower or any other member of a Controlled Group may receive from the United States Department of Labor, the Internal Revenue Service or the PBGC with respect to any Plan; (iv) promptly after the sending of, making available or filing of the same, copies of any proxy statements and financial statements which the Borrower shall send or make available to all of its stockholders, and any registration statements and any reports which the Borrower shall file with the Securities and Exchange Commission; and (v) promptly after receipt thereof, a copy of any notice the Borrower may receive indicating an actual or potential violation of any environmental law or regulation.

         6.18 Use of Proceeds. The Borrower shall use the proceeds of (i) the Revolving Loan for working capital purposes and (ii) the Equipment Availability Loan to refinance on the date hereof existing equipment and to finance the acquisition of new equipment, all for used in the Borrower's business.

         6.19 Loss or Damage to Collateral. The Borrower shall immediately notify the Bank of any material loss or damage to, or material diminution (other than through obsolescence) in, or any occurrence which would materially adversely affect, the value of any Collateral. In the event that the Bank, in its sole discretion, determines that there has been any such loss, damage or material diminution in value, the Borrower shall, whenever the Bank so requests and provided that such Collateral and the loss or damage to such Collateral is not adequately covered by insurance (or the insurance company has not disclaimed coverage), pay to the Bank, within such period as the Bank shall specify, such amount as the Bank, in its sole discretion, shall have determined represents such loss, damage or material diminution in value.

         6.20 Default Notice. The Borrower shall immediately notify the Bank of the occurrence of any Default or Event of Default accompanied by a certificate of the Borrower specifying the nature and period of existence thereof and a certification stating what action the Borrower is taking in respect of the Default or Event of Default. If the Borrower receives a notice of a default from any creditor other than the Bank and such notice specifies a monetary default in excess of the sum of $10,000 (or defaults in excess of $10,000 in the aggregate in any fiscal year) the Borrower shall deliver to the Bank a copy of such notice of default immediately upon receipt thereof.

         6.21 Compliance with Agreement. The Borrower shall observe, perform and comply with, and shall continue, until all Obligations of the Borrower to the Bank under this Agreement and the other Loan Documents, are fully paid and satisfied, to observe, perform and comply with, all of the terms, agreements, and covenants contained in this Agreement and the other Loan Documents.

         6.22 Government Accounts. If any of the Accounts, contract rights, chattel paper, general intangibles or instruments arise out of contracts with the United States or any of its departments, agencies or instrumentalities, the Borrower shall notify the Bank thereof and execute any necessary writings in order that all money due or to become due under such contracts shall be assigned to the Bank and proper notice of the assignment given under the Federal Assignment of Claims Act.

         6.23 Negative Covenants. The Borrower shall not:

              (a) Debt. Create, incur or assume any Debt, except for the Obligations and as disclosed on Schedule 5.23 annexed hereto.

              (b) Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable in connection with the obligations of any Person, firm or corporation except:

                   (i) Liabilities of the Borrower resulting from product warranties made by the Borrower in the ordinary course of its business; and

                   (ii) Liabilities of the Borrower resulting from its endorsement of items or instruments for deposit or collection in the ordinary course of its business.

              (c) Sale or Other Disposition of Assets. Sell, lease, abandon, or otherwise dispose of all or any substantial part of its properties or assets.

              (d) Acquisition of Assets. Purchase, lease, or otherwise acquire the properties, assets or real estate, or any interest therein, of any Person except the purchasing, leasing or otherwise acquiring of assets by the Borrower in the ordinary course of its business in bona fide arm's length transactions.

              (e) Mergers, Joint Ventures. Consolidate with, merge into, or participate in any joint venture with, any Person or permit any Person to consolidate with, merge into or participate in any joint venture with the Borrower.

              (f) Investments. Purchase or acquire the obligations, securities or stock of, or make capital contributions to, any Person, except:

                   (i) Marketable direct obligations of the United States of America;

                   (ii) Bonds, bills or notes of any state, county, or municipality of the United States of America, which are not in default as to principal or interest, and which are rated Aa, or better, by Moody's Investors Service;

                   (iii) Customer's notes, chattel paper, or the like received as non-cash proceeds of the sale of the Inventory of the Borrower in the ordinary course of its business;

                   (iv) Certificates of Deposit and Repurchase Agreements;

              (g) Subsidiaries. Create or acquire, or permit the creation or acquisition of, any Subsidiary.

              (h) Capital Structure. Alter its existing capital stock structure by the issuance of new shares of existing classes of stock or by creation of new classes of stock, or otherwise.

              (i) Change of Ownership. Permit or cause a change in the ownership of the presently issued and outstanding capital stock of all of the issued and outstanding capital stock of the Borrower.

              (j) Dividends and Redemption. Declare or pay any dividend or distribution, in cash or otherwise, on any shares of stock of the Borrower or redeem, return, purchase or otherwise acquire directly or indirectly any of its shares of stock now or hereafter outstanding, except that Koszegi may distribute to Forward up to $250,000 during the period commencing on the date hereof and ending on such date as all Obligations are fully satisfied so long as no Default or Event of Default has occurred or will result from said distribution.

              (k) Loans or Advances to Other Persons. Make loans or advances to any of its officers, directors or shareholders, or to any other Person other than those outstanding as of the date hereof and listed on Schedule 6.23(k) attached hereto.

              (l) Liens. Create, assume or suffer to exist any Lien on any of its properties or assets whether now owned or hereafter acquired, except:

                   (i) any Lien in favor of the Bank;

                   (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due; and

                   (iii) Any other Liens set forth on Schedule 5.9 annexed hereto.

              (m) Assignment of Accounts. Create, assume or suffer to exist any assignment of Accounts.

              (n) Debt to Tangible Net Worth. Cause, suffer or permit the ratio of Debt of the Borrower (on a consolidated basis, excluding all Persons other than Koszegi and Forward) to Tangible Net Worth of the Borrower (on a consolidated basis, excluding all Persons other than Koszegi and Forward), at any time, to be more than 3 to 1.

              (o) Minimum Tangible Net Worth. Cause, suffer or permit Tangible Net Worth of the Borrower (on a consolidated basis, excluding all Persons other than Koszegi and Forward), at anytime, to be less than (i) $2,750,000 during the period commencing on the date hereof and ending September 29, 1998; (ii) $3,250,000 during the period commencing September 30, 1998 and ending September 29, 1999 and (iii) $4,000,000, thereafter.

              (p) Minimum Annual Operating Income. Cause, suffer or permit the Annual Operating Income of the Borrower (on a consolidated basis, excluding all Persons other than Koszegi and Forward)to be less than (i) $500,000 for the fiscal year ending September 30, 1998; (ii) $750,000 for the fiscal year ending September 30, 1999 and (iii) $1,000,000 for the fiscal year ending September 30, 2000.

              (q) Management. Neither Theodore H. Schiffman and/or Michael Schiffman shall cease to be actively involved in day-to-day management and operations of the Borrower.

         Notwithstanding the provisions of 6.23 (f), (j) and (k) hereof, Forward shall be permitted, so long as a Default or an Event of Default does not result therefrom, to pay operating expenses of Koszegi Asia, Ltd. and Terrapin Australia Pty Ltd. in an aggregate amount not to exceed $1,000,000 per annum.

         6.24 Margin Stock. The Borrower does not own, nor has any present intention of acquiring, any "Margin Stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "Margin Stock"). None of the proceeds of the Advances shall be used, directly or indirectly, for the purposes of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred for the purposes of purchasing or carrying, any Margin Stock or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, or which might cause this Agreement to violate Regulation U, Regulation T, Regulation G, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended.

         6.25 Change in Officers. The Borrower shall furnish to the Bank within fifteen (15) days of any election or appointment of officers or directors, written notice of any change in the persons who from time to time become officers and directors of the Borrower.

         6.26 Qualified Inventory and Qualified Accounts. The Borrower shall not knowingly submit or represent to the Bank any Inventory as Qualified Inventory, or any Account as a Qualified Account, which does not meet all requirements in every respect of Qualified Inventory, or of a Qualified Account (as the case may be), the Borrower shall notify the Bank promptly, in writing, when any Inventory or Account against which an Advance had been made or may be made ceases to meet any of such requirements.

         6.27 Further Assurances, Warranty of Title. The Borrower shall, procure and deliver to the Bank or execute and deliver any mortgage, security agreement, financing statement or amendments thereto, or other writing necessary to evidence, preserve, protect or enforce the Bank's rights and interests to or in the Collateral. The Borrower will defend the Collateral at its own expense from all claims and defenses of all other Persons.


                                   SECTION 7

                               EVENTS OF DEFAULT

         There shall be an Event of Default upon the occurrence of any one of the following:

         7.1 Non-Payment. The Borrower's failure to pay, when due or at maturity (whether as stated or by acceleration), as the case may be, any payment of principal, interest or other charges due and owing to the Bank including, without limitation, those Obligations arising pursuant to this Agreement, including those described in Subsection 2.1(h) hereof; or

         7.2 Other Defaults. A breach by any Obligor of any term, agreement, or covenant contained in this Agreement or the other Loan Documents including, without limitation, those covenants contained in Section 6;

         7.3 Warranties and Representations. If any warranty or representation contained in this Agreement or the other Loan Documents, including without limitation, the warranties and representations contained in Section 5, shall be false or incorrect in any material respect when made or when deemed reaffirmed, or if any financial statement given by or on behalf of any Obligor to the Bank shall be false, incorrect, incomplete or misleading in any material respect when given; or

         7.4 Bankruptcy or Insolvency. (i) Any resolution shall be passed or any action shall be taken by any Obligor for the termination, winding up, liquidation or dissolution of any Obligor or its debts, or any Obligor shall make an assignment for the benefit of creditors, become insolvent or be unable to pay (or admit in writing its inability to pay) any of its debts as they mature, or any Obligor shall file a petition in voluntary liquidation or bankruptcy, or any Obligor shall file a petition or answer or consent seeking reorganization or the readjustment of any of its Debt under applicable insolvency or bankruptcy laws now or hereafter existing, or any Obligor shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of its property or assets, or corporate action shall be taken by any Obligor for the purpose of effecting any of the foregoing; or

                   (ii) By order or decree of any court of competent jurisdiction, any Obligor shall be adjudicated a bankrupt or insolvent, or a petition for proceedings in bankruptcy or liquidation or for the reorganization or the readjustment of its Debt under applicable bankruptcy or insolvency laws now or hereafter existing shall be filed against any Obligor, and any Obligor shall admit the material allegations thereof, or shall not cause such petition to be discharged within sixty (60) days, or any order (other than a final, non-appealable order for which there shall be no grace period), judgment or decree shall be made approving such petition and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days of their issuance or any receiver, administrator, liquidator or trustee shall be appointed for any Obligor or for all or any part of its property and such receiver, administrator, liquidator or trustee shall not be discharged or his jurisdiction shall not be relinquished, vacated or stayed, on appeal or otherwise, within sixty (60) days after his appointment; or

         7.5 Cross-Default. The occurrence of any default by any Obligor in connection with (i) any loans, advances or other extensions of credit by the Bank to any Obligor other than the Advances; (ii) any Debt of any Obligor in excess of $10,000 (or any Debts in excess of $10,000 in the aggregate per annum) under any agreement or agreements or instrument or instruments relating to such Debt or Debts if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Debt or Debts, or the termination of any commitment to continue to make any loans thereunder, or any such Debt or Debts shall be declared to be due and payable or required to be prepaid other than by a regularly scheduled required payment, prior to its stated maturity thereof; or

         7.6 Other Warranties or Representations. If any warranty or representation whether past, contemporaneous or future made in writing by any Obligor or on behalf of any Obligor to the Bank, other than any warranty or representation set forth in this Agreement, shall prove to be false, incorrect, incomplete or misleading in any material respect, when made, or when deemed made; or

         7.7 Other Loan Documents. A default occurs under any of the other Loan Documents, and such default is not cured within the applicable grace period provided therein, if any, or one of the Obligors terminates its Obligations under any of the Loan Documents; or

         7.8 ERISA. A Reportable Event shall have occurred which the Bank, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any Obligor's complete or partial withdrawal from such Plan; or

         7.9 Execution; Attachment. Any execution or attachment shall be levied against the Collateral; or

         7.10 Judgment. The entry of a final judgment for the payment of money or of a tax lien in excess of $10,000 (or $10,000 in the aggregate per annum) against any Obligor and the failure of said Obligor to discharge the same within fifteen days (15) from the date of the order, decree or process under which or pursuant to which judgment was entered, or to secure a stay of execution pending appeal of such judgment unless such judgment is fully covered by insurance and the insurer has acknowledged liability or unless a bond for the full amount of said judgment is presented to the entity responsible for the enforcement of said judgment; or

         7.11 Cancellation of Security Interest. Any security interest or Loan Document shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the express terms thereof or with the prior written agreement, consent or approval of the Bank; or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any security interest or Loan Document shall be commenced by or on behalf of the any Obligor or any other Person or Persons bound thereby, or by any governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any security interest or Loan Documents or any one or more of the Obligations or of any other Person or Persons under any one or more of the Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof; or

                                   SECTION 8

                           BANK'S RIGHTS AND REMEDIES

         8.1 Banks' Rights Exercisable at any Time. Exclusive of the occurrence of an Event of Default or Default, the Bank may, in its reasonable discretion:

              (a) Whenever the Bank determines in its reasonable discretion that a condition or an event has occurred which has a Material Adverse Effect, the Bank may terminate its making of any further Advances, and demand payment of any and all Obligations then outstanding;

              (b) Endorse the name of the Borrower upon any and all checks, drafts, money orders and other instruments for the payment of money which are payable to the Borrower and certificate insurance proceeds of Collateral;

              (c) Call at the place(s) of business of the Borrower during regular business hours, and, without hindrance or delay, inspect, conduct field examinations, check and make abstracts or copies from its books, records, journals, orders, receipts, correspondence and other data.

              (d) Receive from all or any accountants and auditors employed by the Borrower (which accountants and auditors the Borrower hereby authorizes and directs to deliver to the Bank), at any time during the term of this Agreement, copies of any of the financial statements, trial balances or other accounting records of any sort of the Borrower which are in the possession of such accountants and auditors;

              (e) Receive and have access to printouts and all other information respecting financial records of the Borrower maintained by external computer service companies (which the Borrower hereby authorizes and directs to deliver or give access to the Bank of the same);

              (f) Sign financing statements in the name of the Borrower, or file financing statements without the Borrower's signature or file carbon, photographic or other reproductions of financing statements, where permitted by law, in any relevant state to perfect or maintain the Bank's security interest in any or all of the Collateral;

              (g) Communicate with customers and Account Debtors to verify (including phone verifications) independently orders and Accounts (and the Borrower agrees to furnish all such assistance and information as the Bank may reasonably require in connection therewith), and to notify the customers and Account Debtors to make payment directly to the Bank or its designee;

              (h) Take any and all action which in its reasonable discretion is necessary and proper to preserve its interest in the Collateral, including, without limitation, paying debts of the Borrower which might, in the Bank's sole discretion, impair the Collateral, or the Bank's security interest therein or Lien thereon, including without limitation, paying taxes or assessments imposed on the Collateral or unpaid insurance premiums and the sums so expended by the Bank shall be secured by the Collateral shall be added to the amount of the Obligations and shall be payable on demand with interest at the Default Rate;

              (i) Take control of any cash or non-cash proceeds of any Account, chattel paper, instrument, and/or general intangibles which proceeds shall then be deposited into the Cash Collateral Account; and

              (i) Place the Borrower on daily monitoring pursuant to which the Borrower shall, among other things, report daily sales, receipts, purchases, accounts payable and inventory to the Bank.

         8.2 Bank's Rights and Remedies Upon an Event of Default. Upon the occurrence of an Event of Default the Bank shall have the following rights and remedies to be exercised within their discretion, without further demand, presentment, protest, advertisement, or notice of any kind, all of which are hereby expressly waived by the Borrower except as specified below:

              (a) The Bank may exercise any and all of the rights and remedies provided in this Agreement, the other Loan Documents, the Uniform Commercial Code and other applicable law in force and effect in the State of New Jersey and in any other jurisdiction where the Borrower maintains property or assets;

              (b) The Bank shall make no further Advances under and pursuant to this Agreement or otherwise, and all of the Obligations of the Borrower to the Bank shall immediately become due and payable (which Obligations shall automatically be due and payable in the case of an Event of Default under Subsection 7.4 hereof) and the interest rate on the Loans shall increase to the Default Rate;

              (c) The Bank may receive, open and dispose of mail addressed to the Borrower and notify the Post Office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Bank may designate;

              (d) The Bank may require the Borrower (and the Borrower hereby agrees), at Borrower's own expense, to assemble or to cause to be assembled the Collateral and make it available at the principal place of business of the Borrower or other places of business of the Borrower or such other places as the Bank may designate, and to allow the Bank to take possession or dispose of the Collateral;

              (e) The Bank may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or, forthwith, without advertisement, sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of, the Collateral (or contract to do so), or any part thereof or any interest which the Borrower may have therein, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Bank's offices or elsewhere at such prices as they may deem best in their discretion exercised in a commercially reasonable manner, for cash or on credit or for future delivery without assumption of any credit risk, and if notice of such sale or of other action by the Bank is required by applicable law, the Borrower agrees that ten (10) days notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Borrower at its principal place of business set forth in Subsection 5.13) of the time and place of any public sale or of the time after which a private sale may take place shall be sufficient, which the Bank and the Borrower hereby agree to be commercially reasonable;

              (f) The Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in which right or equity of redemption the Borrower hereby waives and releases;

              (g) The Bank may enter upon any and all places of business of the Borrower, take possession and remove therefrom any and all of the Collateral and the Borrower's books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral, and/or without cost or expense to the Bank, make such use of any or all of the Borrower's places of business as may be reasonably necessary to administer, control and collect the Collateral, either personally or through any agent, or by means of a receiver appointed by a court of competent jurisdiction;

              (h) The Bank may settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

              (i) The Bank may subrogate to all of the Borrower's interests, rights and remedies in respect of the Collateral including the right to stop delivery, and to reclaim Inventory which any Account Debtor has returned, rejected, revoked acceptance of and/or failed to return, and which has been consigned or diverted, and to take possession of and sell or dispose of Inventory;

              (j) The Bank may demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for, or make any compromises they deem desirable, including, without limitation, extending the time of payment, arranging for payment in installments, or otherwise modifying the terms or rights with respect to any of the Collateral, all of which may be without notice to or consent by any Obligor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest therein or Lien thereon;

              (k) The Bank may set off and apply to all or any part of the Obligations, all the Collateral described in Section 3, and the Bank shall be deemed to have exercised such right of set off and to have made a charge against any such Collateral immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto;

              (l) The Bank may endorse the name of the Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies which are payable to the Borrower and constitute proceeds of the Collateral; and

              (m) Compromise, extend or renew any Account, chattel paper, instrument, or general intangible or deal with the Borrower's Accounts, chattel paper, instruments and general intangibles as the Bank may deem advisable; make exchanges, substitutions or surrenders of Collateral; review any Account; deal with the Borrower's Accounts as the Bank may deem advisable; and

              (n) The Bank may do such other and further acts and deeds in the name of the Borrower which the Bank may deem necessary or advisable to the extent necessary for the Bank to realize upon the Collateral.

                                   SECTION 9

                         BORROWER'S RIGHTS AND REMEDIES

         9.1 The Borrower shall have all of the rights and remedies, whether legal or equitable, provided in this Agreement and the other Loan Documents and by the Uniform Commercial Code and other applicable law in force in New Jersey.

                                   SECTION 10

                            MISCELLANEOUS PROVISIONS

         10.1 No Liability; Indemnification.

              (a) The Bank shall not be deemed to have assumed any liability or responsibility to the Borrower or any Person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to the Borrower by the Bank (which shall automatically be deemed to be without recourse to the Bank in any event), or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Bank shall not be deemed to have assumed any obligation or liability to any supplier or Account Debtor or to any other Person. The Borrower hereby agrees to indemnify and defend the Bank and hold it harmless in respect of any claim or proceeding arising out of any matter referred to in this Subsection 10.1.

              (b) The Borrower hereby agrees to indemnify and to hold the Bank and each of its respective officers, directors, agents, employees and counsel harmless from and against any and all claims, damages, liabilities, costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of counsel) in connection with or arising out of any investigation, litigation or proceeding, including without limitation, those related to violation(s) involving any environmental laws, which may be incurred by or asserted against the Bank or any such other indemnified Person arising by virtue of the Bank's relationship with the Obligors as anticipated by this Agreement or the other Loan Documents.

              (c) The Borrower agrees to indemnify and hold harmless the Bank from and against any taxes, liabilities, claims and damages, including reasonable attorneys' fees and disbursements and other expenses incurred or arising by reason of the taking or the failure to take action by the Bank in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Collateral as provided herein.

              (d) The obligations of the Borrower under this Subsection 10.1 shall survive the termination of this Agreement.

         10.2 Waivers.

              (a) Notice of default and presentment, demand, protest and notice of protest and of dishonor as to any provision of this Agreement or any other Loan Document is hereby expressly waived by the Borrower, except as set forth below and as may be otherwise specifically provided in this Agreement or in the other Loan Documents.

              (b) To the extent it may be lawful to do so, and without limiting the Borrower's ability to seek protection under the federal bankruptcy laws, the Borrower for itself and for any Person who may claim through or under it hereby:

                   (1) agrees that neither it nor any such Person will set up, plead, claim, or in any manner whatsoever take advantage of, any appraisement, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance or enforcement of, or foreclosure under, this Agreement or the other Loan Documents, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

                   (2) waives all benefit or advantage of any such laws;

                   (3) waives and releases all rights to have the Collateral marshalled upon any foreclosure, sale or other enforcement of this Agreement; and

                   (4) waives all claims, damages and demands against the Bank's repossession, retention or sale of the Collateral and all defenses, rights of set off and rights to interpose counterclaims of any nature.

         10.3 Successors and Assigns, Assignments. "Bank" and "Borrower" as used in this Agreement shall include the successors, representatives and assigns of those parties, provided, however, that the Borrower shall not assign or delegate any of its rights, remedies, warranties, representations or covenants arising under this Agreement or any other Loan Document without the prior written consent of the Bank, and any purported assignment or delegation without such consent shall be void.

         10.4 Applicable Law. This Agreement is to be executed and delivered within the State of New Jersey, and is to be principally performed within the State of New Jersey, and the Borrower and the Bank elect that the laws of New Jersey shall govern the construction of this Agreement and the other Loan Documents and the rights, remedies, warranties, representations, covenants, and provisions hereof and thereof.

         10.5 Severability. If any of the provisions of this Agreement or any other Loan Document shall contravene or be held invalid under the laws of any jurisdiction, this Agreement or any other Loan Document shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants and provisions hereof and thereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions in this Agreement, or in any other Loan Documents, as the case may be, in any jurisdiction.

         10.6 Remedies Cumulative. The Defaults, Events of Default, rights, and remedies, set forth in this Agreement and any other Loan Document or as may be provided by applicable law, shall be cumulative and not alternative or exclusive, and the Bank's Rights and Remedies may be exercised by the Bank at such time or times, in such order of preference, as the Bank in its sole discretion may determine.

         10.7 Entire Agreement, Survival of Representations, Warranties and Modifications. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Bank and supersedes all prior agreements and understandings relating to the subject matter hereof. All warranties, representations and covenants imposed or made herein, or on the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents. No delay or omission of the Bank in exercising or enforcing any of the Bank's Rights and Remedies hereunder shall constitute a waiver thereof; nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or further exercise thereof or the exercise of any other right; and no waiver by the Bank of any Default or Event of Default should operate as a waiver of any other Default or Event of Default. No term or provision of this Agreement, or any other Loan Document shall be waived, amended, supplemented or modified except with the prior written consent of the Bank, which consent makes explicit reference hereto or thereto. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and the Borrower at any time (whether before, during or after the effective date or terms of this Agreement), shall be construed in any particular as a waiver, modification or limitation of any of the Bank's Rights and Remedies under this Agreement, or the other Loan Documents nor shall anything in this Agreement, or in the other Loan Documents be construed as a waiver, modification or limitation of any of the Bank's Rights and Remedies, not only under the provisions of this Agreement or the other Loan Documents but also of any such other agreement or transaction.

         10.8 Days. Any and all references to "days" in this Agreement shall mean "calendar days" except as otherwise specifically provided in this Agreement and by law.

         10.9 Notices. All notices, requests and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or sent certified mail, return receipt requested) or facsimile (sending confirmed) or by overnight delivery addressed to the Bank at 750 Walnut Street, Cranford, New Jersey 07016, Attention: Asset Based Lending, or to Borrower at its principal place of business as described in Subsection 5.13, Attention:
President, or at such other address as any party may give notice to the others as herein provided. Any notice, request or communication hereunder shall be deemed to have been given two (2) days after being deposited in the mails, postage prepaid, or in the case of overnight delivery, the following Business Day, or in the case of hand delivery, when delivered, or in the case of telegraphic notice, upon delivery to the telegraph company, addressed as aforesaid except where otherwise provided in this Agreement, provided, however, that notice of a change of address, as hereinabove provided, shall be deemed to have been given only when actually received by the party to which it is addressed.

         10.10 Agreement and Other Loan Documents Complementary. The provisions of this Agreement shall be in addition to those of any guaranty, security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. In the event of ambiguity or inconsistency between this Agreement, and any other Loan Document, then the terms of this Agreement will govern.

         10.11 Bank's Relationship. The Bank and the Borrower expressly agree that the relationship of the Bank to the Borrower is that of a lender only, the intent of this provision being to clarify and stipulate that the Bank is not a partner or a co-venturer of the Borrower and that Bank's sole interest in the Collateral is for the purpose of security for repayment of the Obligations of the Borrower.

         10.12 Power of Attorney. The Borrower hereby appoints any officer or agent of the Bank as its true and lawful attorney-in-fact, with power to endorse the name of Borrower upon any notes, checks, drafts, money orders, or other instruments or demands of payment of the Collateral that may come into possession of the Bank, to sign or endorse the name of the Borrower upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts, letters of credit or advices or confirmations thereof, and any instruments or documents relating thereto or to the Borrower's rights therein; and sign and deliver, on behalf of the Borrower, any and all notices directly to any issuer, advising bank or confirming bank, wherein such issuer or bank is informed of the Bank's security interest in, or the assignment of, any letters of credit or advices or confirmations thereof; and to give written notice to such office and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to the Bank or a place where the Bank shall designate, granting unto Borrower's said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as Borrower might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof.

         10.13 Section Headings. Article and Section headings are for reference only and shall not affect the interpretation or meaning of any provision of this Agreement.

         10.14 CONSENT TO JURISDICTION; WAIVER OF TRIAL BY JURY. THE BORROWER AND THE BANK EXPRESSLY AGREE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW JERSEY IN CONNECTION WITH ANY MATTER ARISING HEREUNDER, INCLUDING THE COLLECTION AND ENFORCEMENT HEREOF.

         THE BORROWER AND THE BANK EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTIONS OF THE BANK. THIS WAIVER IS MADE KNOWINGLY AND IN CONSIDERATION OF THE ADVANCES MADE HEREUNDER.

         10.15 No Duty to Preserve Collateral. The Bank shall be under no duty or obligation to: (i) preserve, protect or marshal any Collateral; (ii) preserve or protect the rights of any Obligor against any Person claiming an interest in any Collateral adverse to that of any Obligor; (iii) realize upon any Collateral in any particular order or manner or seek repayment of any Obligation from any particular source; or (iv) permit any substitution or exchange of all or any part of any Collateral or release any part of any Collateral from any Lien, even if that substitution or release would leave the Bank adequately secured.

         10.16 Participation. The Bank shall have the right to sell participation in the Advances and the Loans and the Obligations. The Borrower shall provide all required assistance to the Bank in selling and closing any participation, including permitting any prospective participant to inspect any Obligor's books and records and the Collateral, provided, however, the Borrower shall only have to deal with the Bank or its successors or assigns, or their respective employees or agents, officers, and shall not, have to deal with any such participants except as agents of the Bank, its successors and assigns.

         10.17 Change in Law/Capital Adequacy Requirements. (a) If after the date of this Agreement, the Bank shall determine that the adoption of, or any change in, any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Bank's capital was fully utilized prior to such adoption, change or compliance) but for the adoption, change or compliance as a consequence of its commitment to make or the making or maintenance of the Advances, by an amount deemed by the Bank to be material, Borrower shall pay to the Bank as an additional fee from time to time, on demand, such amount as the Bank shall have reasonably determined to be necessary to compensate it for such reduction, with interest on each such amount from the date demanded until paid in full at the highest rate on any Advance outstanding. The determination by the Bank of such amount, if done on the basis of any reasonable averaging and attribution methods, shall, in the absence of manifest error, be conclusive. At Borrower's request, the Bank shall demonstrate the basis of any such determination. Failure on the part of the Bank to demand compensation for such increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of the Bank's right to demand compensation with respect to such period or any other period.

              (b) If any change in existing law or regulation, any new law, change in regulatory interpretation, or any other factor having the force of law applicable to banks in general shall impose or charge any tax (other than taxes on income in general), reserve, insurance, special deposit or similar requirements or charges with respect to funds obtained by the Bank to make or maintain the Advances, and the result is to increase the cost to the Bank of obtaining or maintaining such funds or to reduce the return to the Bank on the Advances, then the Bank shall so notify the Borrower in writing, certifying the amount of and reasons for such increased costs or reduced return, and the Borrower shall immediately pay to the Bank an amount sufficient to compensate the Bank in full for such increased costs or such reduced return.

         10.18 Termination and Release of Security Interest. This Agreement and the security interest created hereby shall terminate when all the Obligations, as determined by the Bank, shall have been fully and indefeasibly paid (other than any Obligations consisting of contingent obligations in respect of indemnities which survive such event and with respect to which notice for an amount payable has not been presented to the Borrower at or prior to such event) and when the Bank's agreement to make any further Advances hereunder shall have terminated at which time the Bank shall execute and deliver to the Borrower, or to such Person or Persons as the Borrower shall reasonably designate, all Uniform Commercial Code termination statements, re-assignments of intellectual property and similar documents prepared by the Borrower, at the Borrower's expense, which the Borrower shall reasonably request to evidence such termination.

Executed at Woodbridge, New Jersey on the date first written above.


ATTEST:                                     KOSZEGI INDUSTRIES, INC.


/s/ Stephen Schiffman                       BY: /s/ Theodore H. Schiffman
------------------------------                 --------------------------------
STEPHEN SCHIFFMAN, SECRETARY                   THEODORE H. SCHIFFMAN, CHAIRMAN



ATTEST:                                     FORWARD INDUSTRIES, INC.


/s/ Stephen Schiffman                       BY: /s/ Theodore H. Schiffman
------------------------------                 --------------------------------
STEPHEN SCHIFFMAN, SECRETARY                   THEODORE H. SCHIFFMAN, CHAIRMAN


                                            SUMMIT BANK


                                            BY: /s/ Anthony Cortese
                                               --------------------------------
                                               ANTHONY CORTESE, VICE PRESIDENT

                                   EXHIBIT A
                                  MASTER NOTE

                                                         Woodbridge, New Jersey
$4,500,000.00                                                    April 13, 1998

         ON THE TERMINATION DATE, UNLESS ACCELERATED EARLIER IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT (AS HEREINAFTER DEFINED) FOR VALUE RECEIVED, KOSZEGI INDUSTRIES, INC., a corporation organized under the laws of the State of Indiana and FORWARD INDUSTRIES, INC., a corporation organized under the laws of the State of New York (collectively and individually, the "undersigned" or "Borrower") promises to pay to the order of SUMMIT BANK (the "Bank") at its office at 750 Walnut Street, Cranford, New Jersey 07016 or at such place as the Bank may from time to time designate in writing, the lesser of FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($4,500,000.00) or the amount actually outstanding hereunder, in lawful monies of the United States of America.

         This Note shall bear interest from the date hereof until maturity (whether as stated or by acceleration), at the rate of interest per annum equal the Base Rate plus three-quarters of one percent (3/4%). Interest shall be calculated for actual number of days elapsed on the basis of a year of 360 days.

         "Base Rate" shall mean the Bank's commercial rate from time to time in effect, and the rate of interest charged under this Note shall change (but in no event higher than the maximum lawful rate) on each date the Base Rate shall change, without notice to the Borrower. The Base Rate is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank. The Base Rate may be from time to time announced by the Bank, but the failure of the Bank to announce the Base Rate or to give the Borrower notice of changes in the Base Rate shall not relieve the Borrower of its obligation to pay such changed rate.

         Interest on this Note is payable monthly on the first Business Day of each month beginning on the first Business Day in the month next succeeding the date of this Note, at maturity (whether by demand, acceleration or otherwise) and upon the making of any prepayment. All payments however designated by the undersigned, are to be applied first on account of interest on the unpaid principal balance of this Note, the remainder, such payments, if any, on account of the unpaid principal balance.

         In the event that any payment shall not be received by the Bank within TEN (10) days of the due date, the undersigned shall, to the extent permitted by law, pay the Bank a late charge of 5% of the overdue payment (but in no event to be less than $25.00 nor more than $2,500.00). Any such late charge assessed is immediately due and payable.

         This Note is the "Master Note" referred to in the Loan and Security Agreement dated of even date herewith by and between the undersigned and the Bank, as said agreement may be restated and/or amended from time to time (the "Agreement"). This Note entitles the Bank and the undersigned to all benefits set forth in the Agreement including, but not limited to, all the provisions for the acceleration of the maturity of this Note and all other rights and remedies set forth therein.

         Upon nonpayment of this Note at its stated or accelerated maturity, in addition to such other and further rights and remedies provided by law or the Agreement, the Bank may collect interest from the date of such maturity on the principal balance owing hereon at the lesser of the Default Rate or the maximum rate of interest permitted by law.

         As security for the payment of all Obligations, as such term is defined in the Agreement, of the undersigned to the Bank (including this Note and any renewals, extensions or modifications thereof), the Bank has been granted a security interest in the Collateral.

         All terms of the Agreement are incorporated herein by reference and in the event of ambiguity or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall prevail. All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Agreement.

         All parties hereto, whether makers, endorsers, guarantors or otherwise, hereby waive demand, notice of non-payment, protest, and all other notices or demands whatsoever, and do hereby consent that without notice to and without releasing the liability of any party hereto, the obligation of any party may from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released by the Bank.

         No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

         If this Note is referred to an attorney (whether or not a salaried employee of the Bank) for collection, each party liable for the payment hereof as maker, endorser or guarantor agrees that reasonable attorney's fees plus costs, shall be added to such amount of this Note and shall be payable as part thereof. Attorney's fees may be collectible from any collateral to the extent permitted under the Bankruptcy Act or other law.

         This Note is binding on the undersigned, their heirs, administrators, executors and assigns and inure to the benefit of the holder and its successor and assigns.

         This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.


ATTEST:                                     KOSZEGI INDUSTRIES, INC.


                                            BY:
------------------------------                 --------------------------------
STEPHEN SCHIFFMAN, Secretary                   THEODORE H. SCHIFFMAN, Chairman


[SEAL]



ATTEST:                                     FORWARD INDUSTRIES, INC.


                                            BY:
------------------------------                 --------------------------------
STEPHEN SCHIFFMAN, Secretary                   THEODORE H. SCHIFFMAN, Chairman


[SEAL]

                                   EXHIBIT B
                            EQUIPMENT LINE OF CREDIT

                                                         Woodbridge, New Jersey
$500,000.00                                                      April 13, 1998

         ON THE TERMINATION DATE, UNLESS ACCELERATED EARLIER IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT (AS HEREINAFTER DEFINED) FOR VALUE RECEIVED, KOSZEGI INDUSTRIES, INC., a corporation organized under the laws of the State of Indiana and FORWARD INDUSTRIES, INC., a corporation organized under the laws of the State of New York (collectively and individually, the "undersigned" or "Borrower") promises to pay to the order of SUMMIT BANK (the "Bank") at its office at 750 Walnut Street, Cranford, New Jersey 07016 or at such place as the Bank may from time to time designate in writing, the lesser of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) or the amount actually outstanding hereunder, in lawful monies of the United States of America.

         This Note shall bear interest from the date hereof until maturity (whether as stated or by acceleration), at the rate of interest per annum equal the Base Rate plus one and one half of one percent (1 1/2%). Interest shall be calculated for actual number of days elapsed on the basis of a year of 360 days.

         "Base Rate" shall mean the Bank's commercial rate from time to time in effect, and the rate of interest charged under this Note shall change (but in no event higher than the maximum lawful rate) on each date the Base Rate shall change, without notice to the Borrower. The Base Rate is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank. The Base Rate may be from time to time announced by the Bank, but the failure of the Bank to announce the Base Rate or to give the Borrower notice of changes in the Base Rate shall not relieve the Borrower of its obligation to pay such changed rate.

         Interest on this Note is payable monthly on the first Business Day of each month beginning on the first Business Day in the month next succeeding the date of an Advance under this Note, upon conversion to a term loan, at maturity (whether by demand, acceleration or otherwise) and upon the making of any prepayment. All payments however designated by the undersigned, are to be applied first on account of interest on the unpaid principal balance of this Note, the remainder, such payments, if any, on account of the unpaid principal balance.

         In the event that any payment shall not be received by the Bank within TEN (10) days of the due date, the undersigned shall, to the extent permitted by law, pay the Bank a late charge of 5% of the overdue payment (but in no event to be less than $25.00 nor more than $2,500.00). Any such late charge assessed is immediately due and payable.

         This Note is the "Equipment Line of Credit Note" referred to in the Loan and Security Agreement dated of even date herewith by and between the undersigned and the Bank, as said agreement may be restated and/or amended from time to time (the "Agreement"). This Note entitles the Bank and the undersigned to all benefits set forth in the Agreement including, but not limited to, all the provisions for the acceleration of the maturity of this Note and all other rights and remedies set forth therein.

         Upon nonpayment of this Note at its stated or accelerated maturity, in addition to such other and further rights and remedies provided by law or the Agreement, the Bank may collect interest from the date of such maturity on the principal balance owing hereon at the lesser of the Default Rate or the maximum rate of interest permitted by law.

         As security for the payment of all Obligations, as such term is defined in the Agreement, of the undersigned to the Bank (including this Note and any renewals, extensions or modifications thereof), the Bank has been granted a security interest in the Collateral.

         All terms of the Agreement are incorporated herein by reference and in the event of ambiguity or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall prevail. All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Agreement.

         All parties hereto, whether makers, endorsers, guarantors or otherwise, hereby waive demand, notice of non-payment, protest, and all other notices or demands whatsoever, and do hereby consent that without notice to and without releasing the liability of any party hereto, the obligation of any party may from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released by the Bank.

         No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

         If this Note is referred to an attorney (whether or not a salaried employee of the Bank) for collection, each party liable for the payment hereof as maker, endorser or guarantor agrees that reasonable attorney's fees plus costs, shall be added to such amount of this Note and shall be payable as part thereof. Attorney's fees may be collectible from any collateral to the extent permitted under the Bankruptcy Act or other law.

         This Note is binding on the undersigned, their heirs, administrators, executors and assigns and inure to the benefit of the holder and its successor and assigns.

         This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

         In accordance with the Agreement to the extent a portion of the principal amount of the Equipment Availability Loan is evidenced by a Equipment Term Note said principal amount shall not be deemed evidenced hereby.

ATTEST:                                     KOSZEGI INDUSTRIES, INC.


                                            BY:
------------------------------                 --------------------------------
STEPHEN SCHIFFMAN, Secretary                   THEODORE H. SCHIFFMAN, Chairman


[SEAL]



ATTEST:                                     FORWARD INDUSTRIES, INC.


                                            BY:
------------------------------                 --------------------------------
STEPHEN SCHIFFMAN, Secretary                   THEODORE H. SCHIFFMAN, Chairman


[SEAL]

                                   EXHIBIT C

                                   [FORM OF]
                              EQUIPMENT TERM NOTE

$____________                                            __________, New Jersey
                                                            __________ __, ____

         FOR VALUE RECEIVED, KOSZEGI INDUSTRIES, INC., a corporation organized under the laws of State of Indiana and FORWARD INDUSTRIES, INC., a corporation organized under the laws of the State of New York (collectively and individually, the "undersigned" or "Borrower"), promises to pay in lawful monies of the United States of America to the order of SUMMIT BANK (the "Bank"), at 750 Walnut Avenue, Cranford, New Jersey 07016 or at such place as the Bank may from time to time designate in writing, the principal sum of ___________________ AND __/100 DOLLARS ($_____________), together with interest thereon, as hereinafter provided, computed from the date hereof, or if not demanded or otherwise accelerated, then in _______________ (__) equal consecutive monthly installments of principal in the amount of _______________________ DOLLARS ($____________), together with interest thereon, payable on the first day of each month commencing on the first day of __________, 199_ and ending on the first day of _____________, 199_, at which time all outstanding principal and interest under this Note, and all unpaid fees and charges in connection with the loan evidenced by this Note, shall be due and payable.

         1. The unpaid principal amount from time to time outstanding hereunder shall bear interest at the rate of interest per annum equal to the Base Rate plus one and one-half of one percent (1 1/2%), all interest hereunder to be computed daily, based on a year consisting of three hundred sixty (360) days for the actual number of days elapsed. "Base Rate" shall mean the Bank's commercial rate from time to time in effect, and the rate of interest charged under this Agreement shall change (but in no event higher than the maximum lawful rate) on each date the Base Rate shall change, without notice to the Borrower. The Base Rate is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank. The Base Rate may be from time to time announced by the Bank, but the failure of the Bank to announce the Base Rate or to give the Borrower notice of changes in the Base Rate shall not relieve the Borrower of its obligation to pay such changed rate.

         2. Interest on this Note is payable monthly on the first day of each month beginning on the first day in the month next succeeding the date of this Note, at maturity (whether by demand, acceleration or otherwise) and upon the making of any prepayment. All payments, howsoever designated by the undersigned, are to be applied first on account of interest on the unpaid principal balance of this Note, and the remainder of such payments, if any, on account of the unpaid principal balance.

         3. In the event that any payment shall not be received by the Bank within TEN (10) days of the due date, the undersigned shall, to the extent permitted by law, pay the Bank a late charge of 5% of the overdue payment (but in no event to be less than $25.00 nor more than $2,500.00). Any such late charge assessed is immediately due and payable.

         4. This Note is an "Equipment Term Note" referred to in the Loan and Security Agreement dated March __, 1998 by and between the undersigned and the Bank, as said agreement may be restated and/or amended from time to time ("Agreement"). This Note entitles the Bank and the undersigned to all benefits set forth in the Agreement including, but not limited to, all the provisions for the acceleration of the maturity of this Note and all other rights and remedies set forth therein.

         5. Upon nonpayment of this Note at its stated or accelerated maturity, in addition to such other and further rights and remedies provided by law or the Agreement, the Bank may collect interest from the date of such maturity on the principal balance owing hereon at the lesser of the Default Rate or the maximum rate of interest permitted by law.

         6. As security for the payment of all Obligations, as such term is defined in the Agreement, of the undersigned to the Bank (including this Note and any renewals, extensions or modifications thereof), the Bank has been granted a security interest and mortgage in the Collateral.

         7. All terms of the Agreement are incorporated herein by reference and in the event of any inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall prevail. All capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Agreement.

         8. All parties hereto whether makers, endorsers, guarantors, or otherwise, hereby waive demand, notice of non-payment, protest, notice of protest, presentment and all other notices of any kind whatsoever, and do hereby consent that without notice to and without releasing the liability of any party hereto, the obligations of any party may from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released by the Bank.

         9. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note.

         10. If this Note is referred to an attorney (whether or not a salaried employee of the Bank) for collection, each party liable for the payment hereof as maker, endorser or guarantor agrees that reasonable attorney's fees plus costs, shall be added to such amount of this Note and shall be payable as part thereof. Attorney's fees may be collectible from any collateral to the extent permitted under the Bankruptcy Act or other law.

         11. If any payment of principal, interest or other charges under this Note shall be due and payable on a day other than a Business Day, such payment shall be due and payable on the next succeeding Business Day.

         12. The provisions herein contained shall bind the undersigned and its successors and assigns and inure to the benefit of the holder and its successors and assigns.

         13. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the undersigned has duly executed this Note on the date first above written.

                                            KOSZEGI INDUSTRIES, INC.
ATTEST:

                                            BY:
------------------------------                 --------------------------------

[SEAL]

                                            FORWARD INDUSTRIES, INC.
ATTEST:

                                            BY:
------------------------------                 --------------------------------

[SEAL]

                                  EXHIBIT D-1

                               POWER OF ATTORNEY


         KOSZEGI INDUSTRIES, INC., a corporation of the State of Indiana (the "Borrower"), hereby appoints any officer or agent of SUMMIT BANK (the "Bank"), as its true and lawful attorney-in-fact, with power to endorse the name of the Borrower upon any notes, checks, drafts, money orders, or other instruments or demands of payment of Collateral (as such term is defined in a certain Loan and Security Agreement by and among the Bank, the Borrower and one or more others dated of even date herewith [together with any renewals, extensions, amendments, modifications, replacements or restatements thereof, the "Loan Agreement"]) that may come into possession of the Bank, to sign or endorse the name of the Borrower upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against account debtors, assignments, verifications and notices in connection with accounts, letters of credit or advices or confirmations thereof, and any instruments or documents relating thereto or to the Borrower's rights therein; and sign and deliver, on behalf of the Borrower, any and all notices directed to any issuer, advising bank or confirming bank, wherein such issuer or bank is informed of the Bank's security interest therein, or the assignment of any letters of credit or advices or confirmations thereof, and to give written notice to such office and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to the Borrower may be delivered directly to the Bank granting unto the Borrower's said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as the Borrower might or could do, and hereby ratifying all the said attorney shall lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be irrevocable until all Obligations (as defined in the Loan Agreement) shall be fully paid and satisfied.

         IN WITNESS WHEREOF, the undersigned officer executed this Power of Attorney on the 13th day of April, 1998.


                                            KOSZEGI INDUSTRIES, INC.


                                            BY:
                                               --------------------------------
                                               THEODORE H. SCHIFFMAN, CHAIRMAN

[SEAL]

                                  EXHIBIT D-2

                               POWER OF ATTORNEY


         FORWARD INDUSTRIES, INC., a corporation of the State of New York (the "Borrower"), hereby appoints any officer or agent of SUMMIT BANK (the "Bank"), as its true and lawful attorney-in-fact, with power to endorse the name of the Borrower upon any notes, checks, drafts, money orders, or other instruments or demands of payment of Collateral (as such term is defined in a certain Loan and Security Agreement by and among the Bank, the Borrower and one or more others dated of even date herewith [together with any renewals, extensions, amendments, modifications, replacements or restatements thereof, the "Loan Agreement"]) that may come into possession of the Bank, to sign or endorse the name of the Borrower upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against account debtors, assignments, verifications and notices in connection with accounts, letters of credit or advices or confirmations thereof, and any instruments or documents relating thereto or to the Borrower's rights therein; and sign and deliver, on behalf of the Borrower, any and all notices directed to any issuer, advising bank or confirming bank, wherein such issuer or bank is informed of the Bank's security interest therein, or the assignment of any letters of credit or advices or confirmations thereof, and to give written notice to such office and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to the Borrower may be delivered directly to the Bank granting unto the Borrower's said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as the Borrower might or could do, and hereby ratifying all the said attorney shall lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be irrevocable until all Obligations (as defined in the Loan Agreement) shall be fully paid and satisfied.

         IN WITNESS WHEREOF, the undersigned officer executed this Power of Attorney on the 13th day of April, 1998.


                                            FORWARD INDUSTRIES, INC.


                                            BY:
                                               --------------------------------
                                               THEODORE H. SCHIFFMAN, CHAIRMAN

[SEAL]

                                   EXHIBIT E

                       ASSIGNMENT OF LEASE AND LANDLORD'S
                           SUBORDINATION AND CONSENT

         This Assignment of Lease and Landlord's Subordination and Consent (this "Assignment") made this ___ day of April, 1998, by and among [KOSZEGI] [FORWARD] INDUSTRIES, INC., a corporation formed under the laws of the State of [Indiana] [New York], having an address at [702 S. Chapin Street, South Bend, Indiana 46624] [275 Hempstead Turnpike, West Hempstead, New York 11552] ("Assignor"); ______________________ a ___________________ formed under the laws of the State of _________ ("Landlord"); and SUMMIT BANK, a state banking association organized under the laws of the State of New Jersey, having an office at 750 Walnut Street, Cranford, New Jersey 07016, ("Bank").

         WHEREAS, by lease dated ______ __, 19__ (the "Lease"), the Landlord leased to the Assignor certain premises located at __________________________________________, such premises being more particularly described on Schedule "A" (the "Premises"); and

         WHEREAS, the Assignor has entered into a Loan and Security Agreement, as may be amended and/or restated from time to time (the "Loan Agreement") with the Bank and in connection therewith the Assignor has granted to the Bank a security interest in the property described on Schedule "B" hereto (the "Collateral"); and

         WHEREAS, the Bank has entered into the Loan Agreement and is making the requested loans and advances upon the condition that (i) the Landlord subordinates and waives as to the Bank any claims, demands or rights the Landlord may have or acquire with respect to the Collateral; and (ii) the Assignor assigns, transfers and sets over to the Bank all of its right, title and interest under the Lease, all as hereinafter described.

         NOW THEREFORE, the parties hereto, intending legally to be bound hereby, agree as follows:

         1. Any and all security interests, liens, claims demands or rights, including but not limited to the right to levy or distraint for unpaid rent or otherwise, created by the Lease, by statute or under common law, which the Landlord now has or may hereafter acquire in any of the Collateral shall be subordinate and inferior to the lien or security interest of the Bank therein, and, as to the Bank, the Landlord hereby specifically waives all rights of levy, distraint or execution with respect to the Collateral and all rights to notice from the Bank as to the disposition of the Collateral by the Bank or its representatives, and all rights to object to any such disposition.

         2. The Collateral shall at all times be considered to be personal property. With respect thereto, such shall not constitute fixtures or become a part of the Premises so long as any monies are owing to the Bank by the Assignor.

         3. In the event that it becomes necessary for the Bank to take possession of the Collateral or any part thereof, the Landlord and the Assignor will make no objection to the removal of the Collateral or any part thereof from the Premises nor to the exercise by the Bank of any rights granted to a secured party under the Uniform Commercial Code including, but not limited to, the right to enter upon the Premises or any other premises where the Collateral may be found and to inspect, store, prepare for sale, sell and/or remove the Collateral.

         4. The Landlord will provide written notice to the Bank by certified or registered mail sent to: 750 Walnut Street, Cranford, New Jersey 07016,
Attention: Asset Based Lending, ("Default Notice") of the termination of the Assignor's right to possess the Premises, and will provide the Bank with at least forty-five (45) days after receipt of the Default Notice in which to remove any of the Collateral in which the Bank has a security interest, unless the Bank elects to remain on the Premises for a longer period of time in which case the Bank shall pay rent in accordance with the provisions of paragraph 6 hereof. During said forty-five (45) day period referred to above, the Bank shall only pay current utility charges and current taxes which accrue during the period in which the Bank occupy the Premises, unless the foregoing charges and taxes exceed the amount of rent payable under the Lease, in which case the Bank shall only pay the rent for said period.

         5. The Landlord consents to the installation and/or location of the Collateral on the Premises.

         6. As additional collateral security for the Obligations (as such term is defined in the Loan Agreement), the Assignor hereby assigns, transfers and sets over to the Bank all of its right, title and interest as tenant under the Lease. Until the occurrence of a Default or an Event of Default under the Loan Agreement or the other Loan Documents, the Bank hereby grants the Assignor a license to occupy the Premises pursuant to the terms of the Lease. In the event the Bank exercises its rights under this paragraph 6, notwithstanding the terms of the Lease, the Bank shall only pay during any period beyond the forty-five
(45) day period referred to in paragraph 4, the normal rent payable under the Lease for the period which the Bank occupies the Premises beyond said forty-five (45) day period.

         7. Upon the payment in full of all Obligations, this Assignment shall be void and of no effect, but an affidavit, certificate, letter, or statement of any officer, supervisor, or attorney of the Bank showing that any part of said Obligations to remain unpaid shall be sufficient evidence of the validity, effectiveness and continuing force in this Assignment, as to any person.

         8. Nothing herein contained and no act done or omitted by the Bank pursuant to the powers and rights granted it herein shall be deemed to be a waiver by the Bank of its rights and remedies hereunder or under the Loan Agreement or the other Loan Documents (as such term is defined in the Loan Agreement), but this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Bank under the terms thereof. The right of the Bank to collect the Obligations and to enforce any other security therefor owned by it may be exercised by the Bank either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

         9. The Lease has not been modified, renewed, supplemented or amended as of the date hereof; the Lease remains a valid obligation of the Landlord and is in full force and effect in accordance with its terms; the Landlord is aware of no default by Assignor under the Lease; the Landlord is aware of no offsets, counterclaims or defenses to the Lease or the obligations thereunder on the part of the Assignor; the term of the Lease shall end on _____________, 19__.

         10. All capitalized terms not defined herein shall have the same meanings ascribed to them in the Loan Agreement.

         11. This Assignment shall be binding upon the successors and assignees of the Landlord and the Assignor and shall inure to the benefit of the successors and assigns of the Bank.

         12. This Assignment may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

         13. THIS ASSIGNMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY. THE PARTIES HERETO AGREE AND CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW JERSEY IN CONNECTION WITH ANY MATTER ARISING HEREUNDER, INCLUDING THE COLLECTION AND ENFORCEMENT HEREOF.

         14. THE PARTIES HERETO IRREVOCABLY WAIVER ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE ACTION OF THE BANK IN ENFORCEMENT HEREOF. THIS WAIVER IS MADE KNOWINGLY AND FOR VALUABLE CONSIDERATION.

         IN WITNESS WHEREOF, the undersigned have executed this instrument under seal this ______ day of April, 1998.


ATTEST:
                                            -----------------------------------
                                            (LANDLORD)


                                            BY:
------------------------------                 --------------------------------

                                            [KOSZEGI] [FORWARD] INDUSTRIES, INC.
                                            (ASSIGNOR)


                                            BY:
                                               --------------------------------


                                            SUMMIT BANK
                                            (BANK)


                                            BY:
                                               --------------------------------

STATE OF __________   :
                      : SS.
COUNTY OF _________   :



         BE IT REMEMBERED that on this ____ day of _________, 1998 before me the subscriber, a Notary Public, personally appeared ______________ who, I am satisfied, is the person who signed the within instrument as _________ of ______________________, the ___________ named therein and he thereupon acknowledged that the said instrument made by the ___________ and delivered by him/her as such _______ is the voluntary act and deed of the ___________.



                                            -----------------------------------

                        TRADEMARK ASSIGNMENT OF SECURITY


         WHEREAS, Forward Industries, Inc., a corporation formed under the laws of New York ("Borrower") located at 275 Hempstead Turnpike, West Hempstead, New York 1152, has adopted, used is using the marks shown in the attached Schedule A (the "Marks") a, for which there are registrations or applications in the attached Schedule A; and

         WHEREAS, Borrower is obligated to Summit Bank ("Lender") located at 750 Walnut Street, Cranford, New Jersey 07016, pursuant to a certain Loan and Security Agreement ("Agreement") dated the date hereof, between Borrower and Lender; and

         WHEREAS, pursuant to the Agreement, Borrower is granting to Lender a security interest in the Marks, the goodwill of the business symbolized by the Marks, and the registrations and applications thereof.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Borrower does hereby grant to Lender a security interest in and to the Marks, together with the goodwill of the business symbolized by the Marks, and registrations and applications therefor, which assignment and security interest shall secure all the Obligations as defined in the Agreement and in accordance with the terms and provisions thereof.

         The Borrower represents and warrants that it is the true and lawful owner of all the Marks listed on Schedule A and said Marks constitute all the United States Marks registered in the United States Patent and Trademark Office and all applications for the United States Marks that the borrower now owns. The Borrower agrees on a semi-annual basis to execute and deliver additional Trademark Assignments of Security with respect to any new Mark in which the Borrower hereinafter obtains rights. The Borrower further warrants that it is not aware of any third party claim that any of the aspects of the Borrower's present or contemplated business operations infringes or would not infringe on any Mark. The Borrower grants to the Lender the absolute power of attorney to sign, upon the occurrence and continuation of any Event of Default (as defined in the Agreement), any document which is required by the United States Patent and Trademark Office in order to effectuate an absolute assignment of all right, title and interest in each Mark and record of the same.

         The Borrower hereby agrees not to divest itself of any right under any Mark, which divest would have a material adverse effect on the Borrower's business, it's properties or it's ability to performance its obligations under the Agreement.

         The Borrower agrees to promptly, upon learning thereof, furnish the Lender in writing all pertinent information available to the Borrower with respect to any infringement or other violation of the Borrower's rights in any Mark, which infringement or violation could have a material adverse effect on the Borrower, its properties or its ability to perform its obligations under the Agreement and other Loan Documents (as defined in the Agreement). The Borrower further agrees to prosecute any Persons infringing upon any Mark to the extent such infringement has a material adverse affect on the Borrower, its properties or its ability to perform its obligations under the Agreement or other Loan Documents.

         If an Event of Default shall occur and be continuing, the Lender may take any and all of the following actions (which actions will be in addition to any other rights and remedies it has under the Agreement or any other Loan Document);

              (i) Declare that the entire right, title and interest of the Borrower in any Mark shall immediately vest in the Lender or its designee, in which case the Lender shall be entitled to exercise the power of attorney referred to above;

              (ii) Take and practice or sell any Mark;

              (iii) Direct the Borrower to refrain, in which the case the Borrower shall refrain, from utilizing any Mark, directly or indirectly, and Borrower shall execute such other and further documents as the Lender may request further to confirm this and to transfer ownership to any Mark to the Lender or its designee.

         Lender expressly acknowledges and affirms that the rights and remedies of Lender with respect to the assignment and security interest granted hereby are more fully set forth in the Agreement.

Dated:   WOODBRIDGE, NEW JERSEY
         April ___, 1998


Witness:                                    FORWARD INDUSTRIES, INC.


                                            By:
                                               --------------------------------
                                               Title:


Witness:                                    SUMMIT BANK


                                            By:
                                               --------------------------------
                                               Title:

                                      -2-